Exhibit 99.1
Progressing commercial initiatives and advancing value unlock strategy in the Benelux
Denver, Colorado: November 3, 2026 - Liberty Global Ltd. announces its Q3 2026 financial results.

CEO Mike Fries stated, “In the third quarter, we made significant progress against our key priorities:

•Ziggo Group spin-off: During Q3, we completed several important milestones to advance the structural formation of Ziggo Group1 ahead of our planned Q2 2027 spin-off. Most notably, we closed on the purchase of Vodafone's 50% stake in VodafoneZiggo, announced the senior executive management team and engaged external advisors. Operating and financial synergies are being finalized and are currently expected to exceed our previous NPV estimate of €1 billion. We also reached an agreement to sell VodafoneZiggo's mobile towers for €669m (16.2x 2025 EBITDA), with the proceeds to be used for deleveraging at VodafoneZiggo, as part of the wider €1.2-€1.4B Ziggo Group non-core asset disposals target to further reduce leverage. We currently intend to make initial confidential submissions to the SEC and the AFM in December in connection with the proposed spin-off transaction. Meanwhile, both operating businesses in the Netherlands and Belgium reported strong quarterly results.

•Liberty Telecom: Our Telecom operations continued to focus on improving commercial performance. In the Netherlands, VodafoneZiggo delivered a second consecutive quarter of positive broadband additions and the best performance since Q2 20192, while total revenue returned to growth for the first time since Q2 2024. VodafoneZiggo also became the first major provider globally to offer 8Gbps on DOCSIS 4.0, demonstrating the potential of a network that already reaches millions of households across the Netherlands. In Belgium, Telenet grew the broadband customer base for the sixth consecutive quarter, driven by continued strength in BASE FMC. Virgin Media Ireland continued to drive strong postpaid mobile performance, with positive net adds for the seventh consecutive quarter, while positive broadband net adds3 were supported by continued strong wholesale performance.

•Virgin Media O2, in the UK, outlined the direction for a new strategic plan, with the goal of simplifying the business and driving sustainable growth and cash generation. The program calls for £800 million of run-rate cost reductions by 2029, supported, in part, by a 30% reduction in people cost. Against the backdrop of a challenging macro-economic climate and an intensely competitive UK telecom market, Virgin Media O2 will prioritize capital spending on fewer, more measurable projects, and will halt its own fiber upgrade plan, while continuing to support nexfibre. These initiatives, and more, will benefit the broader goal of reducing leverage over the coming years.

•Liberty Global: We ended Q3 with ~$2.0B of corporate cash and completed $100m of share buybacks during the quarter. We anticipate ending 2026 with ~$1.8B4 of corporate cash, with a further $100m of share buybacks expected in Q4. We remain intensely focused on disciplined capital allocation and executing our unlock strategy to deliver value directly to shareholders."

Key Summary of Operating and Financial Highlights5,6

	Three months ended September 30,		Increase/(decrease)		Nine months ended September 30,		Increase/(decrease)
	2026	2025	Reported %	Rebased %[7]	2026	2025	Reported %	Rebased %[7]
	in millions, except % amounts

Revenue
Ziggo Group (i)	$1,906.5	$1,942.6	(1.9)	1.4	$5,701.2	$5,646.2	1.0	(0.3)
Wyre	193.8	201.0	(3.6)	(2.1)	590.5	576.8	2.4	(1.4)
VM Ireland	118.6	122.2	(2.9)	(1.5)	368.0	360.8	2.0	(1.9)
VMO2 JV (nonconsolidated)	3,262.7	3,436.0	(5.0)	(5.7)	9,705.4	9,935.8	(2.3)	(6.7)
Total reportable segments	5,481.6	5,701.8	(3.9)		16,365.1	16,519.6	(0.9)
Liberty Growth (ii)	108.3	93.5	15.8	34.5	396.7	384.6	3.1	4.8
Liberty Corporate (ii)	248.1	234.9	5.6	10.9	720.0	666.0	8.1	2.5
Consolidated intercompany eliminations	(271.8)	(230.3)	N.M.	N.M.	(744.1)	(654.9)	N.M.	N.M.
Less: nonconsolidated JVs (i)	(3,645.6)	(4,592.8)	N.M.	N.M.	(12,370.5)	(13,267.9)	N.M.	N.M.
Total consolidated	$1,920.6	$1,207.1	59.1	1.0	$4,367.2	$3,647.4	19.7	(0.8)

Net earnings (loss)
Liberty Global Consolidated	$547.7	$(83.4)	756.7		$548.1	$(4,180.5)	113.1
Liberty Growth	$(84.8)	$(49.7)	(70.6)		$(184.1)	$(100.2)	(83.7)
Liberty Corporate	$(119.9)	$(69.4)	(72.8)		$(31.2)	$(4,176.0)	99.3

Adjusted EBITDA
Ziggo Group (i)	$674.8	$720.4	(6.3)	(6.8)	$2,007.8	$2,021.0	(0.7)	(4.7)
Wyre	138.9	160.7	(13.6)	(12.2)	434.8	459.4	(5.4)	(8.6)
VM Ireland	28.5	41.8	(31.8)	(30.8)	107.3	120.4	(10.9)	(14.1)
VMO2 JV (nonconsolidated)	1,207.8	1,250.3	(3.4)	(3.9)	3,479.9	3,496.0	(0.5)	(4.3)
Total reportable segments	2,050.0	2,173.2	(5.7)		6,029.8	6,096.8	(1.1)
Liberty Growth (ii)	(58.9)	(23.0)	(156.1)	(37.1)	(82.6)	(25.9)	(218.9)	(10.1)
Liberty Corporate (ii)	8.2	(31.2)	126.3	N.M.	(12.1)	(66.5)	81.8	46.1
Consolidated intercompany eliminations	(19.4)	(10.0)	N.M.	N.M.	(39.6)	(30.0)	N.M.	N.M.
Less: nonconsolidated JVs (i)	(1,377.3)	(1,772.5)	N.M.	N.M.	(4,601.5)	(4,978.0)	N.M.	N.M.
Total consolidated	$602.6	$336.5	79.1	(13.7)	$1,294.0	$996.4	29.9	(7.5)
_______________

(i)Includes 100% of the results of the VodafoneZiggo JV prior to the VodafoneZiggo Acquisition. For a reconciliation to total Ziggo Group revenue, Adjusted EBITDA, P&E additions and Adjusted EBITDA less P&E additions, see footnote 1.
(ii)Liberty Growth and Liberty Corporate are included in the "all other category" in our 10-Q. For a reconciliation to our "all other category" revenue, Adjusted EBITDA and P&E additions, see footnote 8.

	Subscriber Variance Table — September 30, 2026 vs. June 30, 2026
	Fixed-Line Customer Relationships	Broadband Subscribers	Total RGUs	Postpaid Mobile Subscribers

Organic Change Summary

Consolidated Reportable Segments:
VodafoneZiggo(i)	6,700	11,800	(17,800)	30,700
Telenet	(10,900)	4,100	(37,900)	4,100
Ziggo Group	(4,200)	15,900	(55,700)	34,800
Wyre	—	—	—	—
VM Ireland	(2,900)	(2,000)	(10,000)	2,700
Total Consolidated Reportable Segments	(7,100)	13,900	(65,700)	37,500

Q3 2026 Consolidated Reportable Segments Adjustments:
Telenet	—	—	—	(2,700)

Nonconsolidated Reportable Segments:
VMO2 JV	(23,300)	(22,100)	(178,400)	(27,300)

Q3 2026 Nonconsolidated Reportable Segment Adjustments:
VMO2 JV	—	—	—	(30,100)
_______________
(i)Organic movements for the periods presented exclude certain B2B customers and subscribers for fixed line counts and include voice-only connections for mobile counts.

Virgin Media O2 outlines direction of new strategic plan with a focus on simplifying the business and driving growth
Virgin Media O2 announced substantial cost reduction measures and set out the strategic direction for the company's next chapter, which will lead to greater customer satisfaction, sustainable growth and increased cash generation. The full plan, to be detailed at a strategic update around the time of the full year results, will set clear priorities for a simpler and more focused company, optimizing and redirecting investment toward initiatives with a clear customer benefit and near-term returns.
Operationally during the quarter, fixed performance remained under pressure, although fixed-line net losses improved year-over-year. Mobile net losses also improved YoY, with a focus on value management driving growth in consumer mobile contract ARPU. VMO2 remains on-track for all of its full-year financial guidance metrics9 and we are reviewing our options with respect to VMO2's planned cash distributions to shareholders in 2026 and will provide an update in Q1 2027 when we announce full-year results and know the outcome of the Netomnia transaction.
Highlights for Q3
•Fixed network expansion: Full-fiber footprint reached 9.4 million10 premises, including the nexfibre network, with 5G+ outdoor population coverage of 86%
•Customer service transformation: Launched a new voice AI agent to handle broadband fault calls, building on continued improvements in service quality, with VMO2 recording the lowest level of broadband complaints among major UK providers in Ofcom’s latest data
•Brand reinforcement: Secured a long-term extension of The O2 naming rights agreement through 2038, strengthening O2's premium brand positioning and customer proposition through Priority
Q3 Financial Highlights (in U.S. GAAP, as reported by Liberty Global)11
•Revenue of $3,262.7 million, -5.0% YoY on a reported basis and -5.7% YoY on a rebased7 basis
◦Primarily driven by (i) the reduction in nexfibre construction revenue, (ii) lower consumer fixed and moderately lower consumer mobile revenue where ARPU growth partially offset the lower base and (iii) lower business revenue as O2 Business streamlines its product portfolio, despite business service revenue growth improvement compared to H126
•Adjusted EBITDA12 of $1,207.8 million, -3.4% YoY on a reported basis and -3.9% on a rebased basis
◦Primarily driven by lower consumer service revenue, partially offset by (i) cost efficiency programs, (ii) a net benefit of ~$34m relating to legal matters, and (iii) ~$13m reduction in sales commission expense reflecting a change in the estimated amortization period for sales commissions implemented in Q2 2026
•Property and equipment additions of $678.7 million, +4.8% YoY on a reported basis and +5.9% on a rebased basis
•Adjusted EBITDA less P&E additions12 of $529.1 million, -12.2% YoY on a reported basis and -14.2% on a rebased basis
•Cash flows from operating activities of $749.1 million, cash flows from investing activities of -$326.8 million and cash flows from financing activities of -$559.6 million

Q3 Financial Highlights (in IFRS, as guided to and aligned with bondholder covenants)13
•Revenue of £2,426.7 million, -4.8% YoY on a reported basis and -5.7% on a rebased basis, adjusted for the Daisy Transaction
•Total service revenue was £2,036.7 million, -2.7% YoY on a reported basis and -3.5% on a rebased basis, adjusted for the Daisy Transaction
•Adjusted EBITDA of £995.2 million, -2.0% YoY on a reported basis and -2.6% on a rebased basis, adjusted for the Daisy Transaction
◦Q3 2026 included the benefit of £96.9 million of U.S. GAAP/IFRS differences, primarily related to (i) the VMO2 JV's investment in Cornerstone and (ii) leases
•The drivers of these IFRS changes are largely consistent with those under U.S. GAAP, as detailed above
Q3 Operating Highlights
•Consumer broadband net losses of 22,100, remaining under pressure but improving year-over-year
•Postpaid net losses of 27,300, reflecting competitive pressure in consumer and business, despite a YoY improvement in the business segment
•Fixed ARPU declined by 5.0% YoY, reflecting continued promotional activity in the market and the phasing impact of annual price rises
2026 VMO2 guidance (in IFRS)(i)
We are confirming9:
•Revenue: Total service revenue decline of 3 to 5% year-over-year, adjusted for the Daisy Transaction
•Adj. EBITDA: Adjusted EBITDA decline of 3 to 5% year-over-year, adjusted for the Daisy Transaction
•P&E additions: £2.0-£2.2B
•Adj. FCF: Around £200m14
•Cash distributions to shareholders: We are reviewing our options with respect to VMO2’s planned cash distributions (around £200m) to shareholders in 2026 and will provide an update in Q1 2027 when we announce full-year results and know the outcome of the Netomnia transaction

(i) Quantitative reconciliations to net earnings/loss (including net earnings/loss growth rates) and cash flow from operating activities for Adjusted EBITDA, Adjusted EBITDAaL and Adjusted FCF guidance for Liberty Global and each of its OpCos cannot be provided without unreasonable efforts as we do not forecast (i) certain non-cash charges including: the components of non-operating income/expense, depreciation and amortization, and impairment, restructuring and other operating items included in net earnings/loss, nor (ii) specific changes in working capital that impact cash flows from operating activities. The items we do not forecast may vary significantly from period to period.

Ziggo Group delivered strong commercial momentum and further progress towards planned spin-off
Q3 2026 marked the formal creation of the Ziggo Group, bringing together VodafoneZiggo and Telenet as the leading Benelux connectivity champion. Combining the strengths of two market-leading operators creates greater scale, stronger shared capabilities and increased capacity to invest, innovate and create long-term value. Ziggo Group continued to demonstrate commercial momentum, with VodafoneZiggo delivering its best quarterly broadband performance since 2019 and Telenet enhancing its customer proposition with the launch of Belgium's most complete sports offering. VodafoneZiggo and Telenet remain on track to meet their respective full-year guidance.
Highlights for Q3
•Commercial momentum: VodafoneZiggo and Telenet maintained strong commercial momentum with further initiatives growing the customer base in both markets. At VodafoneZiggo, the continued success of the How We Win plan supported a return to revenue growth for the first time in two years
•Full management team announced: The full Ziggo Group executive leadership team was announced in Q3, led by CEO Stephen van Rooyen and CFO Jany Fruytier, with Rocío Lorenzo announced as Telenet's new CEO; the planned Ziggo spin-off remains on track for Q2 2027
•VodafoneZiggo towers sale: The sale of VodafoneZiggo's tower assets was agreed for a total consideration of €669 million, with the proceeds to be used for deleveraging at VodafoneZiggo
Q3 Financial Highlights (in U.S. GAAP)1
•Revenue of $1,906.5 million, -1.9% YoY on a reported basis and +1.4% on a rebased basis
◦Primarily driven by a return to positive revenue growth at VodafoneZiggo, supported by price indexation and increased handset sales, as well as revenue at Telenet relating to the Wyre TSS, higher handset sales and Jupiler Pro League (JPL) programming revenue
•Adjusted EBITDA of $674.8 million, -6.3% YoY on a reported basis and -6.8% on a rebased basis
◦Primarily driven by (i) higher costs at VodafoneZiggo relating to marketing and sales, handsets, programming and network resilience investment, and (ii) lower subscription revenue and programming costs associated with the new DAZN deal at Telenet
Q3 Financial Highlights (in U.S. GAAP) in local currency
•Revenue of €1,656.6 million, -0.3% YoY on a reported basis and +1.4% on a rebased basis
•Adjusted EBITDA of €586.3 million, -4.9% YoY on a reported basis and -6.8% on a rebased basis

Further standalone financial and operating information for VodafoneZiggo and Telenet can be found in their respective Bond Updates.

Wyre advancing fiber deployment and network cooperation

In the third quarter, Wyre continued to advance its network cooperation plans and accelerated its fiber investment, including pre-investment capital to support future deployment. Adj EBITDA continued to reflect the costs of establishing Wyre's standalone operating model and additional network optimization support, while the topline continued to reflect the impact of its new wholesale pricing model introduced in Q4 2025. Wyre remains on track to meet its medium-term rollout targets, while scaling an efficient and disciplined deployment model.
Highlights for Q3
•Network cooperation progresses: Following regulatory approval in July, Wyre continues with the implementation of its network cooperation agreement
•Fiber investment accelerated: Investment in the FTTH mass-rollout program increased, including additional investment to support future deployment
Q3 Financial Highlights (in U.S. GAAP, as consolidated by Liberty Global)
•Revenue of $193.8 million, -3.6% YoY on a reported basis and -2.1% on a rebased basis
◦Primarily driven by the new wholesale pricing model introduced in Q4 2025 with Telenet, and partially offset by higher usage related revenue and other wholesale momentum
•Adjusted EBITDA of $138.9 million, -13.6% YoY on a reported basis and -12.2% on a rebased basis
•Adjusted EBITDAaL of $137.8 million, -14.0% on a reported basis and -12.6% on a rebased basis
◦Primarily driven by (i) higher costs under the arms-length reset of the Telenet MSA, (ii) flow through impact of lower revenue and (iii) higher coax maintenance costs
•Property and equipment additions of $179.9 million, +83.8% YoY on a reported basis and +86.9% on a rebased basis
•Cash flows from operating activities of $68.4 million, cash flows from investing activities of -$203.5 million and cash flows from financing activities of $197.1 million
•Adjusted FCF of -$135.1 million
Q3 Financial Highlights (in IFRS)13
•Revenue of €168.4 million, -2.1% YoY on both a reported and rebased basis
•Adjusted EBITDA of €121.2 million, -12.2% YoY on both a reported and rebased basis
•Adjusted EBITDAaL of €119.7 million, -12.7% YoY on both a reported and rebased basis
•Property and equipment additions (including ROU assets) of €156.6 million, +86.9% YoY on a reported basis and rebased basis
•The drivers of these IFRS changes are largely consistent with those under U.S. GAAP, as detailed above

Virgin Media Ireland expands broadband coverage nationwide, supporting strong customer base growth
Virgin Media Ireland maintained commercial momentum in Q3, with positive aggregate broadband net additions, and its first positive month of Consumer net adds in 12 months. Fixed ARPU continued to improve sequentially, benefitting from the successful implementation of a price rise earlier in the year. Postpaid net adds were positive for the seventh consecutive quarter, supported by ongoing promotional offers. Virgin Media also announced its Superfast broadband footprint expansion, covering more Irish homes and businesses than any other provider.
Highlights for Q3
•Network quality: Virgin Media Ireland’s network leadership was recognized for a second consecutive quarter and was named the fastest major broadband provider in Ireland by SpeedGeo
•Expanding coverage nationwide: Through continued network expansion and off-net partnerships with SIRO, NBI and, more recently, OpenEir, Virgin Media is now the number one provider of 1Gbps+ connectivity in Ireland
•Momentum in fixed supported by wholesale: Virgin Media Ireland delivered its strongest aggregate broadband and wholesale net additions performance in seven quarters, reflecting sustained wholesale growth and improving broadband trends
Q3 Financial Highlights (in U.S. GAAP)
•Revenue of $118.6 million, -2.9% YoY on a reported basis and -1.5% on a rebased basis
◦Primarily driven by lower consumer fixed revenue, specifically relating to VMTV
•Adjusted EBITDA of $28.5 million, -31.8% YoY on a reported basis and -30.8% on a rebased basis
◦Primarily driven by (i) a one-time ~$10 million change in estimates relating to the amortization of VMTV content rights across multiple years and (ii) the flow through impact of lower revenue
•Cash flows from operating activities of $0.5 million, cash flows from investing activities of -$38.4 million and cash flows from financing activities of $22.1 million
Q3 Financial Highlights (in U.S. GAAP) in local currency
•Revenue of €103.0 million, -1.5% YoY on both a reported and rebased basis
•Adjusted EBITDA of €24.7 million, -30.8% YoY on both a reported and rebased basis
Q3 Operating Highlights
•Broadband net losses of 2,000 improving sequentially, with the first positive monthly net additions in 12 months achieved in September, despite persistent competitive intensity
•Postpaid net adds of 2,700 due to successful promotional offers
•Wholesale broadband net adds of 6,900, driven by sustained momentum in wholesale strategy execution, including expanding wholesale partnerships

Consolidated Leverage & Liquidity
•Total principal amount of debt and finance leases: $21.8 billion
•Average debt tenor15: 4.7 years, with ~65% not due until 2030 or thereafter
•Borrowing costs: Blended, fully-swapped cost of debt was 4.3%

The following table(i) details the U.S. dollar equivalents of our liquidity16 position at September 30, 2026, which includes our (i) cash and cash equivalents and (ii) unused borrowing capacity:

	Cash	Unused
	and Cash	Borrowing	Total
	Equivalents	Capacity(ii)	Liquidity
	in millions

Liberty Global and unrestricted subsidiaries	$1,665.3	$—	$1,665.3
VodafoneZiggo	84.0	907.2	991.2
Telenet	233.2	686.0	919.2
VM Ireland	2.8	113.4	116.2
Wyre	61.4	—	61.4
Total	$2,046.7	$1,706.6	$3,753.3
_______________

(i)Except as otherwise indicated, the amounts reported in the table include the named entity and its subsidiaries.
(ii)Our aggregate unused borrowing capacity of $1.7 billion17 represents maximum undrawn commitments under the applicable facilities without regard to covenant compliance calculations or other conditions precedent to borrowing.

The following table(i) details the September 30, 2026 U.S. dollar equivalents of the (i) outstanding principal amounts of our debt and finance lease obligations, (ii) expected principal-related derivative cash payments or receipts and (iii) swapped principal amounts of our debt and finance lease obligations:

		Finance	Total Debt	Principal Related	Swapped Debt
		Lease	& Finance Lease	Derivative	& Finance Lease
	Debt	Obligations	Obligations	Cash Payments	Obligations
	in millions

VodafoneZiggo	$12,201.3	$38.2	$12,239.5	$(138.0)	$12,101.5
Telenet	4,644.7	0.8	4,645.5	44.6	4,690.1
Wyre	3,392.8	—	3,392.8	—	3,392.8
VM Ireland	1,020.6	—	1,020.6	—	1,020.6
Other	512.5	26.1	538.6	—	538.6
Total	$21,771.9	$65.1	$21,837.0	$(93.4)	$21,743.6
_______________

(i)Except as otherwise indicated, the amounts reported in the table include the named entity and its subsidiaries.

Liberty Global Consolidated Q3 Cash Flows

	Three months ended September 30,		Increase/(decrease)	Nine months ended September 30,		Increase/(decrease)
	2026	2025	Reported %	2026	2025	Reported %
	$ in millions, except % amounts

Liberty Global Consolidated Cash Flows:
Net cash provided by operating activities	605.7	301.8	100.7%	944.2	580.2	62.7%
Net cash provided (used) by investing activities	(1,597.7)	(360.9)	(342.7%)	(1,428.9)	(607.8)	(135.1%)
Net cash used by financing activities	603.5	(82.4)	832.4%	467.4	(273.4)	271.0%

Adjusted FCF	81.7	(84.5)	196.7%	(388.0)	(426.9)	9.1%
Distributable Cash Flow	81.7	(84.5)	196.7%	(388.0)	(426.9)	9.1%

Financial Highlights (in U.S. GAAP)5,6
The following tables present (i) selected financial information for the comparative periods and (ii) the percentage change from period to period on both a reported and rebased basis. Adjusted EBITDA and Adjusted EBITDA less P&E Additions for Consolidated Operations, Liberty Growth and Liberty Corporate are non-GAAP measures. For reconciliations, additional information on how these measures are defined and why we believe they are meaningful, see the Glossary and Reconciliations sections of the Appendix.

	Three months ended		Increase/(decrease)		Nine months ended		Increase/(decrease)
	September 30,				September 30,
Revenue	2026	2025	Reported %	Rebased %	2026	2025	Reported %	Rebased %
	in millions, except % amounts

Ziggo Group (i)	$1,906.5	$1,942.6	(1.9)	1.4	$5,701.2	$5,646.2	1.0	(0.3)
Wyre	193.8	201.0	(3.6)	(2.1)	590.5	576.8	2.4	(1.4)
VM Ireland	118.6	122.2	(2.9)	(1.5)	368.0	360.8	2.0	(1.9)
VMO2 JV (nonconsolidated)	3,262.7	3,436.0	(5.0)	(5.7)	9,705.4	9,935.8	(2.3)	(6.7)
Total reportable segments	5,481.6	5,701.8	(3.9)		16,365.1	16,519.6	(0.9)
Liberty Growth (ii)	108.3	93.5	15.8	34.5	396.7	384.6	3.1	4.8
Liberty Corporate (ii)	248.1	234.9	5.6	10.9	720.0	666.0	8.1	2.5
Consolidated intercompany eliminations	(271.8)	(230.3)	N.M.	N.M.	(744.1)	(654.9)	N.M.	N.M.
Less: nonconsolidated JVs (i)	(3,645.6)	(4,592.8)	N.M.	N.M.	(12,370.5)	(13,267.9)	N.M.	N.M.
Total consolidated	$1,920.6	$1,207.1	59.1	1.0	$4,367.2	$3,647.4	19.7	(0.8)

	Three months ended		Increase/(decrease)		Nine months ended		Increase/(decrease)
	September 30,				September 30,
Adjusted EBITDA	2026	2025	Reported %	Rebased %	2026	2025	Reported %	Rebased %
	in millions, except % amounts

Ziggo Group (i)	$674.8	$720.4	(6.3)	(6.8)	$2,007.8	$2,021.0	(0.7)	(4.7)
Wyre	138.9	160.7	(13.6)	(12.2)	434.8	459.4	(5.4)	(8.6)
VM Ireland	28.5	41.8	(31.8)	(30.8)	107.3	120.4	(10.9)	(14.1)
VMO2 JV (nonconsolidated)	1,207.8	1,250.3	(3.4)	(3.9)	3,479.9	3,496.0	(0.5)	(4.3)
Total reportable segments	2,050.0	2,173.2	(5.7)		6,029.8	6,096.8	(1.1)
Liberty Growth (ii)	(58.9)	(23.0)	(156.1)	(37.1)	(82.6)	(25.9)	(218.9)	(10.1)
Liberty Corporate (ii)	8.2	(31.2)	126.3	N.M.	(12.1)	(66.5)	81.8	46.1
Consolidated intercompany eliminations	(19.4)	(10.0)	N.M.	N.M.	(39.6)	(30.0)	N.M.	N.M.
Less: nonconsolidated JVs (i)	(1,377.3)	(1,772.5)	N.M.	N.M.	(4,601.5)	(4,978.0)	N.M.	N.M.
Total consolidated	$602.6	$336.5	79.1	(13.7)	$1,294.0	$996.4	29.9	(7.5)

	Three months ended		Increase/(decrease)		Nine months ended		Increase/(decrease)
Adjusted EBITDA less P&E Additions	September 30,				September 30,
	2026	2025	Reported %	Rebased %	2026	2025	Reported %	Rebased %
	in millions, except % amounts

Ziggo Group (i)	$306.8	$330.3	(7.1)	(11.3)	$907.1	$927.3	(2.2)	(7.1)
Wyre	(41.0)	62.8	(165.3)	N.M.	(154.6)	114.0	(235.6)	N.M.
VM Ireland	(13.1)	(20.4)	35.8	33.9	(18.7)	(40.1)	53.4	53.8
VMO2 JV (nonconsolidated)	529.1	602.6	(12.2)	(14.2)	1,617.9	1,581.2	2.3	(3.2)
Total reportable segments	781.8	975.3	(19.8)		2,351.7	2,582.4	(8.9)
Liberty Growth (ii)	(94.3)	(43.9)	(114.8)	(45.4)	(202.3)	(56.7)	(256.8)	(94.5)
Liberty Corporate (ii)	6.1	(36.1)	116.9	N.M.	(22.3)	(78.0)	71.4	36.2
Consolidated intercompany eliminations	(12.4)	—	N.M.	N.M.	(12.4)	—	N.M.	N.M.
Less: nonconsolidated JVs (i)	(603.0)	(886.4)	N.M.	N.M.	(2,137.7)	(2,389.7)	N.M.	N.M.
Total consolidated	$78.2	$8.9	778.7	(58.2)	$(23.0)	$58.0	(139.7)	(45.7)
_______________

N.M. - Not Meaningful

(i)Includes 100% of the results of the VodafoneZiggo JV prior to the VodafoneZiggo Acquisition. For a reconciliation to total Ziggo Group revenue, Adjusted EBITDA, P&E additions and Adjusted EBITDA less P&E additions, see footnote 1.
(ii)Liberty Growth and Liberty Corporate are included in the "all other category" in our 10-Q. For a reconciliation to our "all other category" revenue, Adjusted EBITDA and P&E additions, see footnote 8.

	Operating Data — September 30, 2026
	Homes Passed	Fixed-Line Customer Relationships	Broadband Subscribers	Total RGUs	Postpaid Mobile Subscribers	Total Mobile Subscribers(i)

Consolidated Reportable Segments:
VodafoneZiggo JV(ii)	8,360,800	3,090,400	2,946,900	6,954,100	5,000,800	7,918,700
Telenet	188,800	1,895,700	1,761,700	3,794,300	2,659,800	2,795,400
Ziggo Group	8,549,600	4,986,100	4,708,600	10,748,400	7,660,600	10,714,100
Wyre	4,081,000	—	—	—	—	—
VM Ireland	1,023,500	368,300	344,600	647,500	153,400	153,400
Total Consolidated Reportable Segments	13,654,100	5,354,400	5,053,200	11,395,900	7,814,000	10,867,500

Nonconsolidated Reportable Segment:
VMO2 JV(iii)	16,225,400	5,481,300	5,395,800	10,515,700	15,345,400	37,253,900

	Subscriber Variance Table — September 30, 2026 vs. June 30, 2026
	Homes Passed	Fixed-Line Customer Relationships	Broadband Subscribers	Total RGUs	Postpaid Mobile Subscribers	Total Mobile Subscribers(i)

Organic Change Summary

Consolidated Reportable Segments:
VodafoneZiggo JV(ii)	701,000	6,700	11,800	(17,800)	30,700	(144,700)
Telenet	1,400	(10,900)	4,100	(37,900)	4,100	(2,300)
Ziggo Group	702,400	(4,200)	15,900	(55,700)	34,800	(147,000)
Wyre	1,000	—	—	—	—	—
VM Ireland	2,900	(2,900)	(2,000)	(10,000)	2,700	2,700
Total Consolidated Reportable Segments	706,300	(7,100)	13,900	(65,700)	37,500	(144,300)

Q3 2026 Consolidated Reportable Segments Adjustments:
Telenet	—	—	—	—	(2,700)	(2,700)

Nonconsolidated Reportable Segment:
VMO2 JV(iii)	(800)	(23,300)	(22,100)	(178,400)	(27,300)	(108,800)

Q3 2026 Nonconsolidated Reportable Segment Adjustments
VMO2 JV	—	—	—	—	(30,100)	(30,100)

	Subscriber Variance Table — September 30, 2026 vs. September 30, 2025
	Homes Passed	Fixed-Line Customer Relationships	Broadband Subscribers	Total RGUs	Postpaid Mobile Subscribers	Total Mobile Subscribers(i)

Organic Change Summary

Consolidated Reportable Segments:
VodafoneZiggo JV(ii)	747,900	(21,300)	(400)	(180,700)	103,400	(217,100)
Telenet	5,500	(43,000)	39,700	(256,800)	100	(22,000)
Ziggo Group	753,400	(64,300)	39,300	(437,500)	103,500	(239,100)
Wyre	37,000	—	—	—	—	—
VM Ireland	16,300	(16,300)	(12,900)	(45,900)	9,000	9,000
Total Consolidated Reportable Segments	806,700	(80,600)	26,400	(483,400)	112,500	(230,100)

Consolidated Reportable Segments Net Adjustments:
Telenet	—	—	—	—	(10,900)	(10,900)

Nonconsolidated Reportable Segment:
VMO2 JV(iii)	(600)	(77,000)	(71,500)	(743,800)	(315,400)	(508,200)

Nonconsolidated Reportable Segment Net Adjustments:
VMO2 JV	—	—	—	—	(102,400)	62,300
_______________

Footnotes for Operating Data and Subscriber Variance Tables:

(i)In a number of countries, our mobile subscribers receive mobile services pursuant to prepaid contracts. The total mobile subscriber count for VodafoneZiggo and the VMO2 JV includes IoT connections, which are Machine-to-Machine contract mobile connections, including Smart Metering contract connections. The mobile subscriber count presented above for the VMO2 JV excludes wholesale mobile connections of approximately 9,094,900 that are included in the total mobile subscriber count as defined and presented by the VMO2 JV. The total mobile subscriber count presented above for VodafoneZiggo includes mobile broadband (data-only) connections. These counts were previously included in postpaid mobile.
(ii)The operating data and organic movements for the periods presented exclude certain B2B customers and subscribers for fixed line counts and include voice-only connections for postpaid mobile counts.
(iii)The operating data and organic movements for the periods presented represent consumer customers and subscribers.

Additional General Notes to Tables:

Most of our broadband communications subsidiaries provide broadband, telephony, data, video or other B2B services. Certain of our B2B revenue is derived from SOHO subscribers that pay a premium price to receive enhanced service levels along with broadband, video or telephony services that are the same or similar to the mass marketed products offered to our residential subscribers. All mass marketed products provided to SOHOs, whether or not accompanied by enhanced service levels and/or premium prices, are included in the respective RGU and customer counts of our broadband communications operations, with only those services provided at premium prices considered to be “SOHO RGUs” or “SOHO customers”. To the extent our existing customers upgrade from a residential product offering to a SOHO product offering, the number of SOHO RGUs or SOHO customers will increase, but there is no impact to our total RGU or customer counts. With the exception of our B2B SOHO subscribers and mobile subscribers at medium and large enterprises, we generally do not count customers of B2B services as customers or RGUs for external reporting purposes.

While we take appropriate steps to ensure that subscriber statistics are presented on a consistent and accurate basis at any given balance sheet date, the variability from country to country in (i) the nature and pricing of products and services, (ii) the distribution platform, (iii) billing systems, (iv) bad debt collection experience and (v) other factors add complexity to the subscriber counting process.

We periodically review our subscriber counting policies and underlying systems to improve the accuracy and consistency of the data reported on a prospective basis. Accordingly, we may from time to time make appropriate adjustments to our subscriber statistics based on those reviews.

Bond Update by Credit Silo

VMO2 Credit Update
Operating Statistics Summary(i)

	As of and for the three months ended
	September 30,
	2026	2025

Footprint
Homes Serviceable	18,814,000	18,675,100
Homes Serviceable net additions (QoQ)	2,400	139,300
Homes Passed	16,225,400	16,226,000
Homes Passed net additions (losses) (QoQ)	(800)	100

Fixed
Consumer Fixed-Line Customer Relationships	5,481,300	5,558,300
Organic Consumer Fixed-Line Customer Relationship net losses (QoQ)	(23,300)	(32,700)
Organic Consumer Fixed-Line Customer Relationship net losses (YoY)	(77,000)	(122,000)

Consumer Broadband Subscribers	5,395,800	5,467,300
Organic Consumer Broadband net losses (QoQ)	(22,100)	(30,200)
Organic Consumer Broadband net losses (YoY)	(71,500)	(118,800)

Q3 Monthly ARPU per Consumer Fixed-Line Customer Relationship	£45.83	£48.24

Mobile(i)
Postpaid Mobile Subscribers	15,345,400	15,763,200
Organic Postpaid Mobile net losses (QoQ)	(27,300)	(44,700)
Organic Postpaid Mobile net losses (YoY)	(315,400)	(223,900)

Q3 Monthly Consumer Postpaid ARPU	£18.12	£17.76

Convergence
Converged Households as % of Broadband RGUs	39.9%	41.5%
_______________
(i)The 2025 amounts have been restated to include the impact of the Daisy transaction.
(ii)Movements for the quarter ended 30 September 2026 exclude the impact of adjustments made to the Q2 2026 closing base. There was a decrease in Total Mobile Connections of 30,100, with an associated impact of a decrease in Postpaid Mobile Connections of 30,100.

Financial Results (in IFRS)13

	Three months ended			Rebased Increase/(decrease)	Nine months ended			Rebased Increase/(decrease)
	September 30,		Increase/(decrease)		September 30,		Increase/(decrease)
	2026	2025			2026	2025
	in millions, except % amounts

Revenue
Consumer	£1,845.1	£1,946.5	(5.2%)	(5.2%)	£5,489.8	£5,759.6	(4.7%)	(4.7%)
Mobile Service	808.6	822.6	(1.7%)	(1.7%)	2,383.7	2,442.9	(2.4%)	(2.4%)
Fixed Service	754.6	806.2	(6.4%)	(6.4%)	2,297.8	2,432.0	(5.5%)	(5.5%)
Business	298.9	286.1	4.5%	(3.7%)	909.2	788.4	15.3%	(5.9%)
Business Service	231.7	226.7	2.2%	(5.3%)	703.2	645.8	8.9%	(8.8%)
Wholesale	273.5	273.6	—%	—%	793.3	782.3	1.4%	1.4%
Wholesale Service	241.8	237.5	1.8%	1.8%	702.7	660.9	6.3%	6.3%
Network Construction and Other	9.2	43.1	(78.7%)	(78.7%)	23.4	225.9	(89.6%)	(89.6%)
Total Revenue	£2,426.7	£2,549.3	(4.8%)	(5.7%)	£7,215.7	£7,556.2	(4.5%)	(6.7%)
Memo: Total Service Revenue	2,036.7	2,093.0	(2.7%)	(3.5%)	6,087.4	6,181.6	(1.5%)	(3.5%)
Memo: Hardware and Other Revenue	390.0	456.3	(14.5%)	(15.7%)	1,128.3	1,374.6	(17.9%)	(21.0%)

Cost of Sales	711.5	780.2	(8.8%)	(10.0%)	2,081.1	2,330.7	(10.7%)	(13.4%)
Gross Profit	£1,715.2	£1,769.1	(3.0%)	(3.8%)	£5,134.6	£5,225.5	(1.7%)	(3.7%)

Operating Expenses	720.0	753.3	(4.4%)	(5.4%)	2,262.5	2,311.4	(2.1%)	(4.6%)
Adjusted EBITDA	£995.2	£1,015.8	(2.0%)	(2.6%)	£2,872.1	£2,914.1	(1.4%)	(3.0%)
Adjusted EBITDA as a % of revenue	41.0%	39.8%			39.8%	38.6%

Adjusted EBITDAaL	£932.3	£957.0	(2.6%)	(3.0%)	£2,667.7	£2,738.3	(2.6%)	(4.1%)

P&E Additions	£530.9	£527.7	0.6%	0.5%	£1,481.6	£1,558.7	(4.9%)	(5.3%)
Adjusted EBITDAaL less P&E additions (i)	£401.4	£429.3	(6.5%)	(7.3%)	£1,186.1	£1,179.6	0.6%	(2.5%)
Adjusted EBITDAaL less P&E Additions as a % of revenue	16.5%	16.8%			16.4%	15.6%

Spectrum license additions	£9.6	£142.2			£94.0	£142.2

Adjusted FCF	£(197.3)	£369.8			£(433.8)	£(357.3)

Third-Party Debt, Lease Obligations and Cash and Cash Equivalents
The borrowing currency and pound sterling equivalent of the nominal amounts of VMED O2’s consolidated third-party debt, lease obligations and cash and cash equivalents is set forth below:

	September 30,		June 30,
	2026		2026
	Borrowing currency	£ equivalent
	in millions
Senior and Senior Secured Credit Facilities:
Term Loan Q (Term SOFR + 3.25%) due 2029	$1,300.0	980.1	981.1
Term Loan AC (SONIA + 3.25%(i)) due 2030	£1,675.0	1,675.0	1,675.0
Term Loan Y (Term SOFR + 3.25%(i)) due 2031	$2,080.2	1,568.3	1,569.9
Term Loan AF (EURIBOR + 3.00%(i)) due 2031	€920.0	786.5	792.5
Term Loan AE (EURIBOR + 3.25%(i)) due 2033	€1,430.0	1,222.5	1,231.8
£1,378 million (equivalent) RCF (SONIA + 2.75%(i)) due 2029	£—	—	275.0
VM Financing Facilities (GBP equivalent)	£305.2	305.2	176.2
Total Senior and Senior Secured Credit Facilities		6,537.6	6,701.5
Senior Secured Notes:
5.50% USD Senior Secured Notes due 2029	$1,425.0	1,074.3	1,075.4
5.25% GBP Senior Secured Notes due 2029	£340.0	340.0	340.0
4.00% GBP Senior Secured Notes due 2029	£600.0	600.0	600.0
4.25% GBP Senior Secured Notes due 2030	£635.0	635.0	635.0
4.50% USD Senior Secured Notes due 2030	$915.0	689.8	690.5
4.125% GBP Senior Secured Notes due 2030	£480.0	480.0	480.0
3.25% EUR Senior Secured Notes due 2031	€950.0	812.1	818.3
4.25% USD Senior Secured Notes due 2031	$1,350.0	1,017.8	1,018.8
4.75% USD Senior Secured Notes due 2031	$1,400.0	1,055.4	1,056.5
4.50% GBP Senior Secured Notes due 2031	£675.0	675.0	675.0
7.75% USD Senior Secured Notes due 2032	$950.0	716.2	716.9
5.625% EUR Senior Secured Notes due 2032	€1,810.0	1,547.3	1,559.1
6.75% USD Senior Secured Notes due 2033	$850.0	640.8	641.5
Total Senior Secured Notes		10,283.7	10,307.0
Senior Notes:
5.00% USD Senior Notes due 2030	$925.0	697.4	698.1
3.75% EUR Senior Notes due 2030	€500.0	427.4	430.7
Total Senior Notes		1,124.8	1,128.8
Vendor financing		2,912.7	3,029.0
Share of Cornerstone debt		321.0	322.5
Other debt		425.0	181.4
Lease obligations		813.3	832.4
Total third-party debt and lease obligations		22,418.1	22,502.6
Unamortized premiums, discounts, deferred financing costs and fair value adjustments, net		(35.9)	(36.9)
Total carrying amount of third-party debt and lease obligations		22,382.2	22,465.7
Cash and cash equivalents		(431.2)	(537.5)
Net carrying amount of third-party debt and lease obligations		£21,951.0	£21,928.2
Exchange rate (£ to €)		1.1698	1.1609
Exchange rate (£ to $)		1.3265	1.3251
_______________

(i)Rates are subject to adjustment based upon the achievement or otherwise of certain ESG metrics.

Capital Structure
•At September 30, 2026, the blended fully-swapped debt borrowing cost was 5.3% and the average tenor of third-party debt (excluding vendor financing) was 4.4 years
•At September 30, 2026, VMO2 had undrawn commitments of £1,378.0 million equivalent
•When compliance reporting requirements have been completed and assuming no change from September 30, 2026 borrowing levels, it is anticipated that the full borrowing capacity will continue to be available, based on the maximum the company can incur and upstream

Covenant Debt Information
The pound sterling equivalent of the reconciliation of VMED O2’s consolidated third-party debt and lease obligations to the total covenant amount of third-party gross and net debt, as well as information regarding the projected principal-related cash flows of our cross-currency derivative instruments is set forth below. The information presented does not reflect all potential adjustments that may be permitted under the applicable credit agreements. The pound sterling equivalents presented below are based on exchange rates that were in effect as of September 30, 2026 and June 30, 2026. These amounts are presented for illustrative purposes only, and will likely differ from the actual cash payments or receipts in future periods.

	September 30,	June 30,
	2026	2026
	in millions

Total third-party debt and lease obligations (£ equivalent)	£22,418.1	£22,502.6
Vendor financing	(2,839.1)	(2,962.0)
Other debt	(425.0)	(181.4)
Cornerstone debt	(321.0)	(322.5)
Credit Facility Excluded Amount	(1,006.6)	(977.2)
Lease obligations	(813.3)	(832.4)
Projected principal-related cash payments associated with our cross-currency derivative instruments	491.3	445.9
Total covenant amount of third-party gross debt	17,504.4	17,673.0
Cash and cash equivalents	(421.4)	(520.3)
Total covenant amount of third-party net debt	£17,083.0	£17,152.7
_______________

Leverage ratios are set forth below. These ratios are calculated as defined in the respective credit agreements as at September 30, 2026, subject to the completion of the corresponding compliance reporting requirements.

Net Senior Debt to Annualized Adjusted EBITDA	3.89x
Net Total Debt to Annualized Adjusted EBITDA	4.19x
Net Total Debt to Annualized Adjusted EBITDA (including vendor financing, lease, and certain other obligations)	5.56x

VodafoneZiggo Credit Update
Key Operating and Financial Highlights
Highlights for Q3
•Further momentum in growing the customer base: Second consecutive quarter of broadband net adds growth and the best quarterly result since 2019, putting VodafoneZiggo on track for its first full-year broadband customer growth in seven years
•Expanding network leadership and reach: Ziggo became the first major provider worldwide to offer 8 Gbps on DOCSIS 4.0, while partnering with DELTA Fiber to expand the Ziggo footprint to an additional ~700k homes
•Commercial initiatives gaining traction: Inclusion of ESPN in standard TV packages, and the associated €2.50 price increase, supported consumer fixed ARPU, while the revamped tenure-based Priority program enhanced loyalty and delivered strong early engagement
Q3 Financial Highlights (in U.S. GAAP)18
•Revenue of $1,154.5 million, -0.2% YoY on a reported basis and +1.4% on a rebased basis
◦Primarily driven by increased handset sales and price indexation in fixed, partly offset by the tier-mix effect due to new portfolio migration
•Net earnings of $1.5 million, +104.5% YoY on a reported basis
•Adjusted EBITDA of $479.1 million, -8.3% YoY on a reported basis and -6.9% on a rebased basis
◦Primarily driven by higher costs relating to (i) marketing and sales, (ii) handsets, (iii) programming and (iv) the continued investment in network resilience and service reliability, partly offset by savings relating to the termination of certain Vodafone charges and operational efficiencies
•Cash flows from operating activities of $292.9 million, cash flows from investing activities of -$107.9 million and cash flows from financing activities of -$155.9 million
Q3 Financial Highlights (in U.S. GAAP) in local currency18
•Revenue of €1,003.2 million, +1.4% YoY on both a reported and rebased basis
•Net income of €1.1 million, +103.8% YoY on a reported basis
•Adjusted EBITDA of €416.2 million, -6.9% YoY on both a reported and rebased basis
Q3 Operating Highlights
•Broadband net adds of 11,800 due to successful commercial initiatives in B2C and continued footprint expansion supported by partnerships with fiber wholesale providers
•Postpaid net adds of 30,700 as strong performance in B2C continued
•Fixed ARPU +0.7% YoY supported by price indexation and ESPN surcharge
2026 VodafoneZiggo guidance (in U.S. GAAP)
We are confirming:
•Revenue: Stable to low-single digit decline
•Adj. EBITDA: Mid- to high-single digit decline

•P&E additions to revenue: 23-25%
•Adj. FCF: Around €100 million14
•Cash distributions to shareholders: No Distributions19

Operating Statistics Summary

	As of and for the three months ended
	September 30,
	2026	2025

Footprint
Homes Passed	8,360,800	7,612,900
Organic Homes Passed net additions (QoQ)	701,000	9,300
Organic Homes Passed net additions (YoY)	747,900	54,800

Fixed(i)
Fixed-Line Customer Relationships	3,090,400	3,111,700
Organic Fixed-Line Customer Relationship net additions (losses) (QoQ)	6,700	(26,000)
Organic Fixed-Line Customer Relationship net losses (YoY)	(21,300)	(135,400)

Broadband Subscribers	2,946,900	2,947,300
Organic Broadband net additions (losses) (QoQ)	11,800	(18,400)
Organic Broadband net losses (YoY)	(400)	(104,000)

Q3 Monthly ARPU per Fixed-Line Customer Relationship	€58	€57

Mobile(ii)
Postpaid Mobile Subscribers	5,000,800	4,897,400
Organic Postpaid Mobile net additions (QoQ)	30,700	15,200
Organic Postpaid Mobile net additions (YoY)	103,400	33,700

Q3 Monthly Consumer Postpaid ARPU	€18	€18

Convergence
Converged Households as % of Broadband RGUs	52%	51%
_______________
(i)The 2025 amounts have been restated to exclude certain B2B customers and subscribers.
(ii)The 2025 amounts have been restated to show voice-only mobile connections.

Financial Results (in U.S. GAAP)

	Three months ended			Nine months ended
	September 30,		Increase/(decrease)	September 30,		Increase/(decrease)
	2026	2025		2026	2025(i)
	in millions, except % amounts

Revenue
Residential fixed revenue:
Subscription	€469.5	€474.1	(1.0%)	€1,385.3	€1,419.4	(2.4%)
Non-subscription	8.7	1.7	411.8%	15.5	5.1	203.9%
Total residential fixed revenue	478.2	475.8	0.5%	1,400.8	1,424.5	(1.7%)
Residential mobile revenue:
Subscription	181.5	181.0	0.3%	537.4	537.6	—%
Non-subscription	64.0	52.5	21.9%	188.6	175.3	7.6%
Total residential mobile revenue	245.5	233.5	5.1%	726.0	712.9	1.8%
Total residential revenue	723.7	709.3	2.0%	2,126.8	2,137.4	(0.5%)
B2B fixed revenue:
Subscription	143.0	143.2	(0.1%)	426.2	428.0	(0.4%)
Non-subscription	2.3	1.6	43.8%	5.9	5.0	18.0%
Total B2B fixed revenue	145.3	144.8	0.3%	432.1	433.0	(0.2%)
B2B mobile revenue:
Subscription	90.9	94.4	(3.7%)	274.9	286.1	(3.9%)
Non-subscription	31.8	30.1	5.6%	89.8	88.2	1.8%
Total B2B mobile revenue	122.7	124.5	(1.4%)	364.7	374.3	(2.6%)
Total B2B revenue	268.0	269.3	(0.5%)	796.8	807.3	(1.3%)
Other revenue	11.5	11.2	2.7%	35.5	34.1	4.1%
Total revenue	€1,003.2	€989.8	1.4%	€2,959.1	€2,978.8	(0.7%)

Adjusted EBITDA	€416.2	€447.2	(6.9%)	€1,232.2	€1,324.9	(7.0%)

P&E Additions	€233.6	€204.3	14.3%	€667.4	€602.1	10.8%
P&E Additions as a % of revenue	23.3%	20.6%		22.6%	20.2%

Adjusted EBITDA less P&E Additions	€182.6	€242.9	(24.8%)	€564.8	€722.8	(21.9%)

Adjusted FCF	€61.0	€82.8		€(13.8)	€95.5
_______________
(i) Certain revenue amounts have been reclassified to conform to 2026 presentation

Third-Party Debt, Finance Lease Obligations and Cash and Cash Equivalents
The borrowing currency and euro equivalent of the nominal amounts of VodafoneZiggo's consolidated third-party debt, finance lease obligations and cash and cash equivalents is set forth below:

	September 30,		June 30,
	2026		2026
	Borrowing currency	€ equivalent
	in millions

Credit Facilities:
Term Loan H (EURIBOR + 3.00%) due 2029	€1,125.0	€1,125.0	€1,125.0
Term Loan N (Term SOFR + 3.25%) USD due 2033	$500.0	440.9	438.1
Term Loan P (EURIBOR + 3.75%) due 2033	€1,125.0	1,125.0	1,125.0
Financing Facility		2.3	2.3
€800 million Ziggo Revolving Facility G2 EUR due 2029		—	—
Total Credit Facilities		2,693.2	2,690.4
Senior Secured Notes:
4.875% USD Senior Secured Notes due 2030	$991.0	873.9	868.2
2.875% EUR Senior Secured Notes due 2030	€502.5	502.5	502.5
5.00% USD Senior Secured Notes due 2032	$1,525.0	1,344.9	1,336.1
3.50% EUR Senior Secured Notes due 2032	€750.0	750.0	750.0
5.25% EUR Senior Secured Notes due 2033	€650.0	650.0	650.0
7.50% USD Senior Secured Notes due 2033	$1,150.0	1,014.2	1,007.5
Total Senior Secured Notes		5,135.5	5,114.3
Senior Notes:
3.375% EUR Senior Notes due 2030	€900.0	900.0	900.0
5.125% USD Senior Notes due 2030	$500.0	440.9	438.1
6.125% EUR Senior Notes due 2032	€575.0	575.0	575.0
Total Senior Notes		1,915.9	1,913.1
Vendor financing		999.5	999.7
Finance lease obligations		33.7	36.3
Other short-term debt		15.9	—
Total third-party debt and finance lease obligations		10,793.7	10,753.8
Unamortized premiums, discounts and deferred financing costs, net		(42.3)	(43.9)
Total carrying amount of third-party debt and finance lease obligations		10,751.4	10,709.9
Cash and cash equivalents		(74.1)	(39.1)
Net carrying amount of third-party debt and finance lease obligations		€10,677.3	€10,670.8

Exchange rate (€ to $)		1.1340	1.1414

Capital Structure
•At September 30, 2026, the blended fully-swapped debt borrowing cost was 4.3% and the average tenor of third-party debt (excluding vendor financing obligations) was approximately 4.8 years
•At September 30, 2026, VodafoneZiggo had maximum undrawn commitments of €800 million under its Revolving Facilities

Covenant Debt Information

The following table details the euro equivalent of the reconciliation from VodafoneZiggo's consolidated third-party debt to the total covenant amount of third-party gross and net debt, as well as the information regarding the projected principal-related cash flows of cross-currency derivative instruments. The information presented does not reflect all potential adjustments that may be permitted under the applicable credit agreements. The euro equivalents presented below are based on exchange rates that were in effect as of September 30, 2026 and June 30, 2026. These amounts are presented for illustrative purposes only and will likely differ from the actual cash payments or receipts in future periods.

	September 30,	June 30,
	2026	2026
	in millions

Total third-party debt and finance lease obligations (€ equivalent)	€10,793.7	€10,753.8
Vendor financing	(999.5)	(999.7)
Finance lease obligations	(33.7)	(36.3)
Other short-term debt	(15.9)	—
Credit Facility Excluded Amount	(434.8)	(437.1)
Projected principal-related cash receipts associated with our cross-currency derivative instruments	(121.8)	(94.9)
Total covenant amount of third-party gross debt	9,188.0	9,185.8
Cash and cash equivalents(i)	(15.5)	(28.0)
Total covenant amount of third-party net debt	€9,172.5	€9,157.8
_______________

(i)Excludes the cash that is related to the unutilized portion of the Vendor Finance Note facility of €8.4 million and €0.8 million, respectively, as well as cash that is held outside the covenant group, amounting to €50.2 million and €10.3 million, respectively.

Leverage ratios are set forth below. These ratios are calculated, as defined in the respective credit agreements, as at September 30, 2026.

Net Senior Debt to Annualized Adjusted EBITDA	3.91x
Net Total Debt to Annualized Adjusted EBITDA	5.01x
Net Total Debt (excluding Credit Facility Excluded Amount and including vendor financing) to Annualized Adjusted EBITDA	6.11x

Telenet Credit Update
Key Operating and Financial Highlights
Highlights for Q3
•Strengthened content proposition: Telenet launched Belgium's most comprehensive sports offering through Play Sports, including domestic football (JPL) through a renewed agreement with DAZN, helping to drive customer growth, with further uptake expected in Q4
•Capitalized on premium handset launches: The launches of the iPhone 18 Pro and Samsung Galaxy Z series supported higher premium-device sales and topline growth
•Commercial traction: Sustained momentum across broadband and postpaid with 4,100 net adds in each segment, respectively, supported by the recent launch of new modular FMC offers
•Treasury update: €427.5m Term Loan A financing completed in October. The proceeds are intended to be used to refinance, repay or repurchase nearer term maturities including amounts drawn under the €390m term loan facility
Q3 Financial Highlights (in U.S. GAAP, as consolidated by Liberty Global)
•Revenue of $747.4 million, -4.9% YoY on a reported basis and +1.5% on a rebased basis
◦Primarily due (i) higher revenue from the arms-length Wyre MSA reset, (ii) increased handset sales and (iii) higher mobile revenue, reflecting continued subscriber growth and improved mobile postpaid ARPU, partly offset by lower fixed subscription revenue
•Net earnings of $2.7 million, +119.0% YoY on a reported basis
•Adjusted EBITDA of $180.8 million, -8.8% YoY on a reported basis and -6.8% on a rebased basis
•Adjusted EBITDAaL of $180.5 million, -9.0% YoY on a reported basis and -6.8% on a rebased basis
◦Primarily driven by (i) lower subscription revenue, (ii) higher programming fees related to the new DAZN deal and (iii) increased IT and network spend, partly offset by Wyre MSA flow through impact and labor savings from a voluntary workforce transformation program
•Property and equipment additions of $98.9 million, -34.8% YoY on a reported basis and -33.7% on a rebased basis, reflecting lower capital intensity in line with Telenet's full year outlook
•Adjusted EBITDA less P&E Additions of $81.9 million, +76.1% YoY on a reported basis and +83.0% on a rebased basis
•Cash flows from operating activities of $81.6 million, cash flows from investing activities of $2,468.2 million and cash flows from financing activities of -$3,142.8 million
•Adjusted FCF of $54.7 million
Q3 Financial Highlights (in IFRS)13
•Revenue of €649.5 million, -3.4% YoY on a reported basis and +1.5% YoY on a rebased basis
•Adjusted EBITDA of €199.2 million, -3.8% YoY on a reported basis and -3.2% YoY on a rebased basis
•Adjusted EBITDAaL of €180.4 million, -4.2% YoY on a reported basis and -4.0% on a rebased basis
◦Q3 2026 included the benefit of €42.1 million of U.S. GAAP/IFRS differences, primarily related to (i) sports and film broadcasting rights and (ii) leases

•Property and equipment additions (including ROU assets) of €112.0 million, -28.0% YoY on a reported basis and -27.9% on a rebased basis
•Adjusted EBITDA less P&E Additions (including ROU assets) of €87.2 million, +69.3% on a reported basis and +73.0% on a rebased basis
•Adjusted FCF of €47.9 million
•The drivers of these IFRS changes are largely consistent with those under U.S. GAAP, as detailed above
Q3 Operating Highlights
•Broadband net adds of 4,100, the sixth consecutive quarter of growth, supported by continued FMC growth at BASE and the launch of new modular offers
•Postpaid net adds of 4,100, the highest since Q1 2023, driven by increased promotional offers and targeted upselling within our broadband base, more than offsetting impacts from the heightened competitive pressure
•Fixed ARPU -2.0% YoY as price increases at Telenet and cross-selling efforts were more than offset by the negative mix impact from the growing BASE share, bundle optimization and lower premium entertainment
2026 Telenet guidance (in IFRS and excluding Wyre)20
We are confirming:
•Revenue growth: Stable
•Adj. EBITDAaL: Low-single digit growth
•P&E additions to revenue: Around 20%
•Adj. FCF: Return to positive Adj. FCF of around €20m

Operating Statistics Summary

	As of and for the three months ended
	September 30,
	2026	2025

Footprint
Homes Passed	188,800	183,300
Organic Homes Passed net additions (QoQ)	1,400	1,700
Organic Homes Passed net additions (YoY)	5,500	32,500

Fixed
Fixed-Line Customer Relationships	1,895,700	1,938,700
Organic Fixed-Line Customer Relationship net losses (QoQ)	(10,900)	(8,500)
Organic Fixed-Line Customer Relationship net losses (YoY)	(43,000)	(33,100)

Broadband Subscribers	1,761,700	1,722,000
Organic Broadband net additions (QoQ)	4,100	4,400
Organic Broadband net additions (YoY)	39,700	6,400

Q3 Monthly ARPU per Fixed-Line Customer Relationship	€62.68	€63.97

Mobile
Postpaid Mobile Subscribers	2,659,800	2,670,600
Organic Postpaid Mobile net additions (losses) (QoQ)	4,100	(2,000)
Organic Postpaid Mobile net additions (losses) (YoY)	100	(6,200)

Q3 Monthly Consumer Postpaid ARPU	€16.59	€16.24

Convergence
Converged Households as % of Broadband RGUs	55.6%	55.0%

Financial Results (in IFRS and aligned with bondholder covenants)13

	Three months ended			Rebased increase/(decrease)	Nine months ended			Rebased increase/(decrease)
	September 30,		Increase/(decrease)		September 30,		Increase/(decrease)
	2026	2025			2026	2025
	in millions, except % amounts

Revenue
Residential fixed revenue:
Subscription	€293.4	€306.6	(4.3%)	(4.3%)	€893.6	€923.5	(3.2%)	(3.2%)
Non-subscription	4.7	6.6	(28.8%)	(21.7%)	17.5	14.7	19.0%	25.9%
Total residential fixed revenue	298.1	313.2	(4.8%)	(4.6%)	911.1	938.2	(2.9%)	(2.8%)
Residential mobile revenue:
Subscription	107.9	104.8	3.0%	3.0%	315.9	309.9	1.9%	1.9%
Non-subscription	29.9	29.5	1.4%	1.4%	93.3	93.5	(0.2%)	(0.2%)
Total residential mobile revenue	137.8	134.3	2.6%	2.6%	409.2	403.4	1.4%	1.4%
B2B revenue:
Subscription	94.5	96.0	(1.6%)	(1.6%)	282.5	286.2	(1.3%)	(1.3%)
Non-subscription	68.8	63.7	8.0%	8.0%	196.4	192.9	1.8%	1.8%
Total B2B revenue	163.3	159.7	2.3%	2.3%	478.9	479.1	—%	—%
Other revenue	50.3	65.4	(23.1%)	49.7%	157.9	249.8	(36.8%)	25.9%
Total revenue	€649.5	€672.6	(3.4%)	1.5%	€1,957.1	€2,070.5	(5.5%)	0.6%

Adjusted EBITDA	€199.2	€207.0	(3.8%)	(3.2%)	€615.3	€598.5	2.8%	4.1%

Adjusted EBITDAaL	€180.4	€188.4	(4.2%)	(4.0%)	€558.6	€542.5	3.0%	4.3%

P&E Additions(i)	108.5	148.0			316.9	469.9
ROU asset additions	3.5	7.5			15.0	18.6
Total P&E Additions including ROU asset additions(i)	€112.0	€155.5	(28.0%)	(27.9%)	€331.9	€488.5	(32.1%)	(32.0%)
P&E Additions as a % of revenue	16.7%	22.0%			16.2%	22.7%

Adjusted EBITDA less Total P&E Additions(i)	€87.2	€51.5	69.3%	73.0%	€283.4	€110.0	157.6%	175.4%

Adjusted FCF	€47.9	€(5.6)			€73.0	€(44.3)
_______________

(i)Includes amounts capitalized as intangible assets related to sports and film broadcasting rights.

Third-Party Debt, Lease Obligations and Cash and Cash Equivalents
The borrowing currency and euro equivalent of the nominal amounts of Telenet's consolidated third-party debt, lease obligations and cash and cash equivalents is set forth below:

	September 30,		June 30,
	2026		2026
	Borrowing currency	€ equivalent
	in millions

2025 Amended Senior Credit Facility
Term Loan AR (Term SOFR + 2.11%) USD due 2028	$2,295.0	€—	€2,010.7
Term Loan AT1 (EURIBOR + 2.97%) EUR due 2028	€390.0	390.0	390.0
Term Loan AQ (EURIBOR + 2.25%) EUR due 2029	€1,110.0	1,110.0	1,110.0
Term Loan AU (EURIBOR + 2.95%) EUR due 2033	€500.0	500.0	500.0
€30.0 million Revolving Credit Facility I (EURIBOR + 2.20%) due 2029	€—	—	—
€550.0 million Revolving Credit Facility I (EURIBOR + 2.20%) due 2032	€—	—	—
Total Senior Credit Facility		2,000.0	4,010.7
Senior Secured Notes
5.00% USD Senior Secured Notes due 2028	$813.6	717.4	851.2
3.50% EUR Senior Secured Notes due 2028	€540.0	540.0	540.0
Total Senior Secured Notes		1,257.4	1,391.2
Other
Lease obligations(i)		587.1	610.9
Mobile spectrum		353.1	351.1
Vendor financing		314.4	297.5
Other debt		171.1	220.8
€25.0 million Overdraft Facility (EURIBOR + 1.60%) due 2026		—	—
Total third-party debt and lease obligations		4,683.1	6,882.2
Deferred financing fees, discounts and premiums, net		(7.7)	(10.2)
Total carrying amount of third-party debt and lease obligations		4,675.4	6,872.0
Cash and cash equivalents		(205.7)	(692.0)
Net carrying amount of third-party debt and lease obligations		€4,469.7	€6,180.0

Exchange rate (€ to $)		1.1340	1.1414
_______________

(i)Amounts presented on an IFRS basis, consistent with bondholder covenants.

Capital Structure
•At September 30, 2026, the blended fully-swapped debt borrowing cost was 3.2% and the average tenor of third-party debt (excluding vendor financing and certain other obligations) was approximately 2.7 years
•At September 30, 2026, Telenet had access to total liquidity of €810.7 million, consisting of €205.7 million cash and cash equivalents and €605.0 million of undrawn commitments under revolving credit facilities

Covenant Debt Information
The following table details the euro equivalent of the reconciliation from Telenet's consolidated third-party debt to the total covenant amount of third-party gross and net debt, as well as information regarding the projected principal-related cash flows of cross-currency derivative instruments. The information presented does not reflect all potential adjustments that may be permitted under the applicable credit agreements. The euro equivalents presented below are based on exchange rates that were in effect as of September 30, 2026 and June 30, 2026. These amounts are presented for illustrative purposes only, and will likely differ from the actual cash payments or receipts in future periods.

	September 30,	June 30,
	2026	2026
	in millions

Total third-party debt and lease obligations (€ equivalent)	€4,683.1	€6,882.2
Lease obligations	(587.1)	(610.9)
Mobile spectrum	(353.1)	(351.1)
Vendor financing	(314.4)	(297.5)
Other debt	(171.1)	(220.8)
Credit Facility Excluded Amount	(400.0)	(400.0)
Projected principal-related cash payments (receipts) associated with our cross-currency derivative instruments	39.4	37.6
Total covenant amount of third-party gross debt	2,896.8	5,039.5
Cash and cash equivalents(i)	(205.1)	(691.7)
Total covenant amount of third-party net debt	€2,691.7	€4,347.8
_______________

(i)Excludes cash and cash equivalents that are held outside the covenant group.

Leverage ratios are set forth below. These ratios are calculated, as defined in the respective credit agreements, as at September 30, 2026.

Net Total Debt to Annualized Adjusted EBITDA	3.22x
Net Total Debt (excluding Credit Facility Excluded Amount and including vendor financing) to Annualized Adjusted EBITDA	4.01x
Net Total Debt (excluding Credit Facility Excluded Amount and including vendor financing, mobile spectrum and other third-party debt) to Annualized Adjusted EBITDAaL	5.07x

A Statement of Financial Position, Statement of Profit or Loss and Other Comprehensive Income and Statement of Cash Flows for Telenet can be found in the investor toolkit on the Telenet investor relations page. Following the separation of the Telenet and Wyre capital structures, effective at the end of July 2026, these financial statements no longer include the Wyre Entities or the Telenet HoldCo Entities, as these have been designated as Unrestricted Subsidiaries under Telenet’s Senior Facility Agreement.

Wyre Credit Update
Operating Statistics Summary

	As of and for the three months ended
	September 30,
	2026	2025

Footprint
Homes Passed	4,081,000	4,044,000
Organic Homes Passed net additions (QoQ)	1,000	7,800
Organic Homes Passed net additions (YoY)	37,000	56,600

Financial Results (in IFRS)13

	Three months ended			Nine months ended
	September 30,		Increase/(decrease)	September 30,		Increase/(decrease)
	2026	2025		2026	2025
	in millions, except % amounts

Total Revenue	€168.4	€172.0	(2.1%)	€508.4	€515.6	(1.4%)

Adjusted EBITDA	€121.2	€138.0	(12.2%)	€376.3	€411.8	(8.6%)

Adjusted EBITDAaL	€119.7	€137.1	(12.7%)	€370.6	€409.1	(9.4%)

P&E Additions	156.4	83.7		507.7	310.0
ROU asset additions	0.2	0.1		8.2	1.2
Total P&E Additions including ROU asset additions	€156.6	€83.8	86.9%	€515.9	€311.2	65.8%
P&E Additions as a % of revenue	92.9%	48.7%		99.9%	60.1%

Adjusted EBITDA less Total P&E Additions	€(35.4)	€54.2	N.M.	€(139.6)	€100.6	N.M.

Adjusted FCF	€(117.7)	€(30.5)		€(282.9)	€(29.4)

Third-Party Debt, Lease Obligations and Cash and Cash Equivalents
The borrowing currency and euro equivalent of the nominal amounts of Wyre's consolidated third-party debt, lease obligations and cash and cash equivalents is set forth below:

September 30,
2026
in millions

Financing Facilities
€2,544.3m Term Facility (EURIBOR + 2.35%) due 2033(i)	€2,544.3
€155.7m Term Facility (5.00%) due 2033	155.7
€1,072.7m Capex Term Facility (EURIBOR +2.35%) due 2033(i)	161.7
€127.3m Capex Term Facility (5.00%) due 2033	127.3
€215.0m Revolving Facility (EURIBOR +2.35%) due 2033(i)	—
€235.0m DSR Facility (EURIBOR +2.35%) due 2033(i)	—
Total Financing Facilities	2,989.0
Other
Lease obligations	49.9
Other debt	3.0
Total third-party debt and lease obligations	3,041.9
Deferred financing fees, discounts and premiums, net	(92.5)
Total carrying amount of third-party debt and lease obligations	2,949.4
Cash and cash equivalents	(54.1)
Net carrying amount of third-party debt and lease obligations	€2,895.3

Exchange rate (€ to $)	1.1340
_______________

(i)Borrowings bear interest at EURIBOR plus a margin ranging from 2.35% to 3.25%, with the applicable margin increasing annually from July 2029.

Capital Structure
•At September 30, 2026, the blended fully-swapped debt borrowing cost (including commitment fees) was 5.6% and the average tenor of third-party debt was approximately 6.8 years
•At September 30, 2026, Wyre had access to total liquidity of €1,415.1 million, consisting of €54.1 million cash and cash equivalents and €1,361.0 million of undrawn commitments under Capex Facility, Revolving Credit Facility and DSR Facility

Debt Information
The following table details the euro equivalent of Wyre's consolidated total third-party debt. The euro equivalents presented below are based on exchange rates that were in effect as of September 30, 2026. These amounts are presented for illustrative purposes only, and will likely differ from the actual cash payments or receipts in future periods.

September 30,
2026
in millions

Total third-party debt and lease obligations (€)	3,041.9
Lease obligations	(49.9)
Other debt	(3.0)
Total amount of third-party senior gross debt	2,989.0
Cash and cash equivalents	(54.1)
Total amount of third-party senior net debt	€2,934.9

Wyre's leverage ratio is set forth below, as at September 30, 2026.

Net Total Debt to Annualized Adjusted EBITDA	5.69x

VM Ireland Credit Update
Operating Statistics Summary

	As of and for the three months ended
	September 30,
	2026	2025

Footprint
Homes Passed	1,023,500	1,007,200
Organic Homes Passed net additions (QoQ)	2,900	3,600
Organic Homes Passed net additions (YoY)	16,300	13,400

Fixed
Fixed-Line Customer Relationships	368,300	384,600
Organic Fixed-Line Customer Relationship net losses (QoQ)	(2,900)	(1,700)
Organic Fixed-Line Customer Relationship net losses (YoY)	(16,300)	(10,600)

Broadband Subscribers	344,600	357,500
Organic Broadband net losses (QoQ)	(2,000)	(800)
Organic Broadband net losses (YoY)	(12,900)	(6,600)

Q3 Monthly ARPU per Fixed-Line Customer Relationship	€61.49	€60.95

Mobile
Postpaid Mobile Subscribers	153,400	144,400
Organic Postpaid Mobile net additions (QoQ)	2,700	4,600
Organic Postpaid Mobile net additions (YoY)	9,000	7,300

Q3 Monthly Consumer Postpaid ARPU	€16.85	€18.49

Convergence
Converged Households as % of Broadband RGUs	10.9%	9.1%

Financial Results (in U.S. GAAP)

	Three months ended			Nine months ended
	September 30,		Increase/(decrease)	September 30,		Increase/(decrease)
	2026	2025		2026	2025
	in millions, except % amounts

Revenue
Residential fixed revenue:
Subscription	€65.1	€67.5	(3.6%)	€196.9	€204.6	(3.8%)
Non-subscription	0.3	0.3	—%	1.3	1.1	18.2%
Total residential fixed revenue	65.4	67.8	(3.5%)	198.2	205.7	(3.6%)
Residential mobile revenue:
Subscription	7.1	7.4	(4.1%)	21.2	22.3	(4.9%)
Non-subscription	1.5	1.5	—%	4.7	5.1	(7.8%)
Total residential mobile revenue	8.6	8.9	(3.4%)	25.9	27.4	(5.5%)
B2B revenue:
Subscription	2.9	3.1	(6.5%)	8.8	9.3	(5.4%)
Non-subscription	10.9	8.5	28.2%	30.8	24.3	26.7%
Total B2B revenue	13.8	11.6	19.0%	39.6	33.6	17.9%
Other revenue	15.2	16.3	(6.7%)	53.1	56.1	(5.3%)
Total revenue	€103.0	€104.6	(1.5%)	€316.8	€322.8	(1.9%)

Adjusted EBITDA	€24.7	€35.7	(30.8%)	€92.3	€107.5	(14.1%)

P&E Additions	€36.4	€53.4	(31.8%)	€108.6	€142.8	(23.9%)
P&E Additions as a % of revenue	35.3%	51.1%		34.3%	44.2%

Adjusted EBITDA less P&E Additions	€(11.7)	€(17.7)	33.9%	€(16.3)	€(35.3)	53.8%

Adjusted FCF	€(33.1)	€(38.4)		€(75.2)	€(79.6)

Third-Party Debt and Cash and Cash Equivalents

The following table details the borrowing currency and euro equivalent of the nominal amounts of VM Ireland’s consolidated third-party debt and cash and cash equivalents:

	September 30,		June 30,
	2026		2026
	Borrowing currency	€ equivalent
	in millions

Credit Facilities:
Term Loan B1 (EURIBOR + 3.43%) due 2029	€900.0	€900.0	€900.0
€100.0 million Revolving Facility (EURIBOR + 2.68%) due 2027		—	—
Total Senior Credit Facilities		900.0	900.0
Deferred financing costs and discounts, net		(2.5)	(2.6)
Total carrying amount of third-party debt		897.5	897.4
Cash and cash equivalents		(2.5)	(16.4)
Net carrying amount of third-party debt		€895.0	€881.0

Capital Structure
•At September 30, 2026, the blended fully-swapped debt borrowing cost was 3.8% and the average tenor of third-party debt was approximately 2.8 years
•At September 30, 2026, VM Ireland had €100.0 million of undrawn commitments available

Covenant Debt Information
The following table details the euro equivalents of the reconciliation from VM Ireland’s consolidated third-party debt to the total covenant amount of third-party gross and net debt. The information presented does not reflect all potential adjustments that may be permitted under the applicable credit agreements. The euro equivalents presented below are based on exchange rates that were in effect as of September 30, 2026 and June 30, 2026. These amounts are presented for illustrative purposes only and will likely differ from the actual cash payments or receipts in future periods.

	September 30,	June 30,
	2026	2025
	in millions

Total third-party debt	€900.0	€900.0
Credit Facility Excluded Amount	(50.0)	(50.0)
Total covenant amount of third-party gross debt	850.0	850.0
Cash and cash equivalents	(2.5)	(16.4)
Total covenant amount of third-party net debt	€847.5	€833.6

Leverage ratios are set forth below. These ratios are calculated, as defined in the respective credit agreements, as at September 30, 2026.

Net Total Debt to Annualized Adjusted EBITDA	5.64x
Net Total Debt (excluding Credit Facility Excluded Amount) to Annualized Adjusted EBITDA	5.97x

Appendix
Forward-Looking Statements and Disclaimer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to our, our subsidiaries', and our joint ventures' strategies, future growth prospects and opportunities; expectations regarding our and our businesses' financial performance, including Reported and Rebased Revenue, Reported and Rebased Adjusted EBITDA, Reported and Rebased Adjusted EBITDA less P&E Additions, property and equipment additions, Adjusted Free Cash Flow, Distributable Cash Flow, Adjusted EBITDAaL and ARPU metrics; our operating companies' 2026 U.S. GAAP and IFRS financial and operational guidance; our future strategies for maximizing and creating value for our shareholders, including any potential separations of our business or capital market or private transactions that we may undertake with respect to any of our businesses, including the timing, costs, and benefits to be derived therefrom; the expected timing, completion, structure, tax consequences and post‑transaction ownership of announced or contemplated acquisitions, dispositions, business separations or spin‑off transactions, including the expected timing, completion, financing, closing conditions, structure, tax consequences, post-transaction ownership and proposed listing of Ziggo Group shares on Euronext Amsterdam, and the anticipated costs, benefits and other effects of those transactions; the expected drivers of future operational and financial performance at our operating companies and our joint ventures; VMO2’s strategic plans, including its cost-reduction initiatives, capital allocation and network investment priorities, and anticipated effects on cash generation and leverage; our, our affiliates’ and our joint ventures’ commercial, network, digital, product and customer-experience initiatives and investments, including network deployment and modernization, fiber, 5G, mobile, satellite and connectivity initiatives, and the timing, expected completion, pace and operational impact thereof; the outlook for Liberty Corporate & Services, including the year-end corporate cash target; our strategic plans for our Liberty Growth portfolio, including any expected capital rotation between investments; the strength of our and our affiliates' respective balance sheets (including cash and liquidity position); the tenor and cost of such third-party debt, as well as the expected use of such debt proceeds, future capital allocation priorities, cash generation, liquidity deployment and anticipated distributions to shareholders, including the anticipated amount and timing of share repurchases, including approximately $100 million of repurchases expected during the fourth quarter of 2026, and any anticipated additional borrowing capacity; and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include events that are outside of our control, such as the continued use by subscribers and potential subscribers of our and our affiliates’ and joint ventures' services and their willingness to upgrade to our more advanced offerings; our, our affiliates’ and our joint ventures' ability to meet challenges from competition, to anticipate, adapt to and invest in technological developments, evolving network requirements and new, emerging or competing technologies, including artificial intelligence-enabled services, satellite-based connectivity solutions and other technologies that could make our products or services less desirable, less competitive or obsolete; our, our affiliates’ and our joint ventures’ ability to implement restructuring, transformation, integration, cost-reduction and other efficiency initiatives on the anticipated timeline and to realize the expected savings and operational benefits from those initiatives; cybersecurity incidents, ransomware attacks, data breaches, network outages, technology system failures or other disruptions affecting our, our affiliates’ or our joint ventures' networks, operations, technology platforms, customer information or business systems; the potential impact of pandemics and epidemics on us and our businesses as well as our customers; the effects of changes in laws, regulations, taxation, trade policies or governmental actions in the jurisdictions in which we operate; trade wars or the threat of such trade wars; general economic conditions, inflationary pressures, recessionary conditions, changes in consumer spending patterns, labor and supply chain disruptions, volatility in financial and capital markets, fluctuations in foreign currency exchange rates and interest rates, and changes in the availability and cost of financing; our, our affiliates’ and our joint ventures' ability to obtain regulatory approval and satisfy regulatory conditions associated with acquisitions and dispositions; the risk that announced or contemplated acquisitions, dispositions, business separations, spin-off transactions, joint venture transactions or capital structure changes may not be completed on the expected timeline or at all, may fail to receive required regulatory approvals or satisfy closing conditions, may involve unanticipated costs, or may deliver different benefits, synergies, value creation opportunities or strategic outcomes than anticipated; our, our affiliates’ and our joint ventures' ability to successfully acquire and integrate new businesses and realize anticipated efficiencies from acquired businesses; the availability of attractive programming for our, our affiliates’ and our joint ventures' video services and the costs associated with such programming; our, our affiliates’ and our joint ventures' ability to achieve forecasted financial and operating targets; the risk that the assumptions underlying our guidance, forecasts, strategic initiatives and contemplated transactions prove to be inaccurate or incomplete; the outcome of any pending or threatened litigation; the ability of our operating companies and affiliates and joint ventures to access the cash of their respective subsidiaries, whether in a tax-efficient manner or at all; the impact of our operating companies', affiliates’ and joint ventures' future financial performance, or market conditions generally, on the availability, terms and deployment of capital; the ability of suppliers, vendors and contractors to timely deliver quality products, equipment, software, services and access; our, our affiliates’ and our joint ventures' ability to adequately forecast and plan future network requirements including the costs and benefits associated with network expansions and upgrades; and other factors detailed from time to time in our filings with the Securities and Exchange Commission (the "SEC"), including our most recently filed Form 10-K, Form 10-K/A and Form 10-Qs. These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Liberty Global

Liberty Global Ltd. (Nasdaq: LBTYA, LBTYB, LBTYK) delivers long-term shareholder value through the strategic management of two complementary platforms: Liberty Telecom and Liberty Growth.

Liberty Telecom is a world leader in converged broadband, video and mobile communications, providing approximately 80 million fixed and mobile connections across Europe through advanced fiber and 5G networks that empower customers and strengthen national economies. The business generates aggregate revenue of $22 billion, including approximately $13 billion from the nonconsolidated VMO2 joint venture and $9 billion* from consolidated operations.

Liberty Growth invests in scalable businesses across the technology, media, sports and infrastructure sectors, with a portfolio of roughly 70 companies and funds valued at $3.4 billion.**

Together, these platforms reflect Liberty Global’s focus on operating, enabling and investing in businesses with strong strategic fit and the potential to deliver sustainable long‑term returns.

*Includes 100% of the revenue of the VodafoneZiggo JV. Upon acquisition of Vodafone's 50% interest, Liberty Global began consolidating VodafoneZiggo in July 2026.
**As independently valued as of December 31, 2025.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations            Corporate Communications
Michael Bishop +44 20 8483 6246        Pádraig McGarrigle +44 7474 736967
Lewis Chong +44 7927 583187

Balance Sheets, Statements of Operations and Statements of Cash Flows
The condensed consolidated balance sheets, statements of operations and statements of cash flows of Liberty Global are in our 10-Q.

Rebase Information
Rebase growth percentages, which are non-GAAP measures, are presented as a basis for assessing growth rates on a comparable basis. For purposes of calculating rebase growth rates on a comparable basis for all businesses that we owned during 2026, we have adjusted our historical revenue, Adjusted EBITDA and Adjusted EBITDA less P&E Additions for the three and nine months ended September 30, 2025 to (i) include the pre-acquisition revenue, Adjusted EBITDA and P&E Additions to the same extent these entities are included in our results for the three and nine months ended September 30, 2026, (ii) exclude from our rebased amounts the revenue, Adjusted EBITDA and P&E Additions of entities disposed of to the same extent these entities are excluded in our results for the three and nine months ended September 30, 2026 and (iii) reflect the translation of our rebased amounts at the applicable average foreign currency exchange rates that were used to translate our results for the three and nine months ended September 30, 2026. For entities we have acquired during 2024, we have reflected the revenue, Adjusted EBITDA and P&E Additions of these acquired entities in our 2025 rebased amounts based on what we believe to be the most reliable information that is currently available to us (generally pre-acquisition financial statements), as adjusted for the estimated effects of (a) any significant differences between U.S. GAAP and local generally accepted accounting principles, (b) any significant effects of acquisition accounting adjustments, (c) any significant differences between our accounting policies and those of the acquired entities and (d) other items we deem appropriate. We do not adjust pre-acquisition periods to eliminate nonrecurring items or to give retroactive effect to any changes in estimates that might be implemented during post-acquisition periods. As we did not own or operate the acquired businesses during the pre-acquisition periods, no assurance can be given that we have identified all adjustments necessary to present the revenue, Adjusted EBITDA and Adjusted EBITDA less P&E Additions of these entities on a basis that is comparable to the corresponding post-acquisition amounts that are included in our results or that the pre-acquisition financial statements we have relied upon do not contain undetected errors. In addition, the rebase growth percentages are not necessarily indicative of the revenue, Adjusted EBITDA and Adjusted EBITDA less P&E Additions that would have occurred if these transactions had occurred on the dates assumed for purposes of calculating our rebased amounts or the revenue, Adjusted EBITDA and Adjusted EBITDA less P&E Additions that will occur in the future. Investors should view rebase growth as a supplement to, and not a substitute for, U.S. GAAP measures of performance included in our condensed consolidated statements of operations.

The following table provides adjustments made to 2025 amounts (i) for our consolidated reportable segments and (ii) for the nonconsolidated VMO2 JV to derive our rebased growth rates:

	Three months ended September 30, 2025				Nine months ended September 30, 2025
	Revenue		Adjusted EBITDA	Adjusted EBITDA less P&E Additions	Revenue	Adjusted EBITDA	Adjusted EBITDA less P&E Additions
	in millions

Consolidated Liberty Global:
Ziggo Group:
Acquisitions and dispositions(i)	$(33.3)		$(0.5)	$3.8	$(172.0)	$(6.4)	$(2.5)
Foreign currency	(29.6)		11.1	(4.7)	219.8	75.8	35.7
Wyre:
Foreign currency	(3.1)	`	(2.5)	—	22.1	16.7	(2.5)
VM Ireland:
Foreign currency	(1.8)		(0.6)	0.6	14.2	4.5	(0.4)
Other:
Acquisitions and dispositions(ii)	765.4		361.2	164.4	634.4	289.3	(159.2)
Foreign currency	(2.9)		0.6	(2.3)	10.8	7.9	13.0
Total	$694.7		$369.3	$161.8	$729.3	$387.8	$(115.9)

Nonconsolidated JV:
VMO2 JV(iii):
Acquisitions and dispositions	$32.8		$7.7	$(9.4)	$239.3	$61.5	$36.5
Foreign currency	(8.5)		(1.5)	0.6	227.6	80.1	36.2
Total	$24.3		$6.2	$(8.8)	$466.9	$141.6	$72.7

Supplemental Information:
Telenet:
Acquisitions and dispositions	$(36.9)		$(0.8)	$(0.6)	$(145.6)	$(7.9)	$(7.3)
Foreign currency	(12.2)		(3.3)	(1.0)	90.9	20.0	4.3
Total	$(49.1)		$(4.1)	$(1.6)	$(54.7)	$12.1	$(3.0)

VodafoneZiggo:
Foreign currency	$(17.6)		$(7.9)	$(4.3)	$128.9	$56.0	$30.5
_______________

(i)In connection with the completion of the VodafoneZiggo Acquisition, the opening balance sheet on the combined business was reported at its estimated fair value. As such, certain amounts were adjusted to reflect the impact of purchase price accounting as required under U.S. GAAP, including the write off of costs from obtaining a contract. The total of the "Acquisitions and dispositions" adjustments include the reversal of this purchase price accounting adjustment so as to not impact the underlying growth rates of the business.
(ii)Includes the impact of the VodafoneZiggo Acquisition.
(iii)Amounts reflect 100% of the adjustments made related to the VMO2 JV's revenue, Adjusted EBITDA and Adjusted EBITDA less P&E Additions, which we do not consolidate, as we hold a 50% noncontrolling interest in the VMO2 JV.

Property and Equipment Additions and Capital Expenditures
The table below reconciles the property and equipment additions for the indicated periods to the capital expenditures that are presented in the condensed consolidated statements of cash flows in our 10-Q.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions, except % amounts

Total consolidated property and equipment additions	$524.4	$327.6	$1,317.0	$938.4
Reconciliation of property and equipment additions to capital expenditures:
Assets acquired under capital-related vendor financing arrangements(i)	(108.3)	(40.6)	(144.4)	(72.7)
Assets acquired under finance leases	0.3	—	(1.0)	—
Changes in current liabilities related to capital expenditures	4.5	55.9	(5.2)	39.8
Total capital expenditures, net(ii)	$420.9	$342.9	$1,166.4	$905.5

Property and equipment additions as % of revenue	27.3%	27.1%	30.2%	25.7%
_______________

(i)Amounts exclude related VAT of $9.1 million and $7.2 million for the three months ended September 30, 2026 and 2025, respectively, and $15.7 million and $12.0 million for the nine months ended September 30, 2026 and 2025, respectively, that were also financed under these arrangements.
(ii)The capital expenditures that we report in our condensed consolidated statements of cash flows do not include amounts that are financed under vendor financing or finance lease arrangements. Instead, these expenditures are reflected as non-cash additions to our property and equipment when the underlying assets are delivered, and as repayments of debt when the related principal is repaid.

Foreign Currency Information

The following table presents the relationships between the primary currencies of the countries in which we operate and the U.S. dollar, which is our reporting currency, per one U.S. dollar:

	September 30, 2026	December 31, 2025

Spot rates:
Euro	0.8819	0.8521
British pound sterling	0.7539	0.7434

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Average rates:
Euro	0.8690	0.8558	0.8611	0.8958
British pound sterling	0.7438	0.7416	0.7435	0.7613

Footnotes
1    On July 31, 2026, we completed the VodafoneZiggo Acquisition and revised our segment presentation to reflect Telenet, VodafoneZiggo and certain related corporate entities (including technology services provided through Ziggo Tech Services BV), consistent with how our Chief Operating Decision Maker evaluates performance of our businesses, as one reportable segment, Ziggo Group. Amounts include 100% of the results of the VodafoneZiggo JV prior to the VodafoneZiggo Acquisition. Amounts also include the impact of acquisition accounting done at the Liberty Global group level, which includes a reduction in operating expenses of €16 million ($19 million) related to the write off of incremental costs to obtain contracts. VodafoneZiggo and Telenet continue operating under separate credit silos. See reconciliation to total Ziggo Group revenue, Adjusted EBITDA, P&E additions and Adjusted EBITDA less P&E additions below:

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Revenue:
Telenet	$747.4	$785.8	$2,259.9	$2,314.1
VodafoneZiggo	1,154.5	1,156.8	3,436.7	3,332.1
Ziggo Group corporate	4.6	—	4.6	—
Total Ziggo Group	$1,906.5	$1,942.6	$5,701.2	$5,646.2

Adjusted EBITDA:
Telenet	$180.8	$198.1	$561.7	$539.0
VodafoneZiggo	498.2	522.2	1,450.3	1,482.0
Ziggo Group corporate	(4.2)	—	(4.2)	—
Total Ziggo Group	$674.8	$720.3	$2,007.8	$2,021.0

P&E Additions:
Telenet	$98.9	$151.7	$325.4	$420.2
VodafoneZiggo	269.1	238.4	775.3	673.5
Ziggo Group corporate	—	—	—	—
Total Ziggo Group	$368.0	$390.1	$1,100.7	$1,093.7

Adjusted EBITDA less P&E Additions:
Telenet	$81.9	$46.4	$236.3	$118.8
VodafoneZiggo	229.1	283.8	675.0	808.5
Ziggo Group corporate	(4.2)	—	(4.2)	—
Total Ziggo Group	$306.8	$330.2	$907.1	$927.3
2    Broadband additions, including SOHO.
3    Includes consumer and wholesale broadband net adds.
4    Reflects our expected cash position at December 31, 2026.
5    Consolidated intercompany revenue elimination amounts primarily relate to (i) the elimination of intercompany revenue resulting from transactions between our Ziggo Group and Wyre reportable segments and (ii) the revenue recognized within our T&I Function related to the Tech Framework. Consolidated intercompany Adjusted EBITDA elimination amounts relate to (a) the impact of the Tech Framework and (b) transactions between our Ziggo Group and Wyre reportable segments in association with the Transition Services and Support (TSS) agreement. For additional information on the Tech Framework, see the Glossary.
6    Amounts within the Financial Highlights tables reflect 100% of the 50:50 nonconsolidated VMO2 JV and VodafoneZiggo JV, prior to the VodafoneZiggo Acquisition.
7    Rebase growth rates included in this release are rebased for acquisitions, dispositions, FX and other items that impact the comparability of our year-over-year results, as applicable. See the Rebase Information section for more information on rebased growth.
8    Liberty Growth and Liberty Corporate are included in the "all other category" in our 10-Q. See reconciliations below:

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Revenue:
Liberty Growth	$108.3	$93.5	$396.7	$384.6
Liberty Corporate	248.1	234.9	720.0	666.0
Total all other category	$356.4	$328.4	$1,116.7	$1,050.6

Adjusted EBITDA:
Liberty Growth	$(58.9)	$(23.0)	$(82.6)	$(25.9)
Liberty Corporate	8.2	(31.2)	(12.1)	(66.5)
Total all other category	$(50.7)	$(54.2)	$(94.7)	$(92.4)

P&E Additions:
Liberty Growth			$119.7	$30.8
Liberty Corporate			10.2	11.5
Total all other category			$129.9	$42.3
9    VMO2 guidance presented on an IFRS basis as guided by the VMO2 JV. US GAAP guidance for the VMO2 JV cannot be provided without unreasonable efforts, as the VMO2 JV reports under IFRS and does not have U.S. GAAP forecasts for all components of their IFRS guidance.
10    Includes homes passed by the nexfibre partner network, which the VMO2 JV has access to and acts as the anchor tenant.
11    This release includes the actual U.S. GAAP results for the VMO2 JV for the three and nine months ended September 30, 2026 and 2025. For more information regarding the VMO2 JV, including full IFRS disclosures, please visit their investor relations page to access the VMO2 JV's Q3 earnings release.
12    Includes opex costs to capture of $2 million and capex costs to capture of $23 million, as applicable.
13    See Reconciliations section of the Appendix below for applicable non-GAAP reconciliations.
14    VMO2 and VodafoneZiggo Adjusted FCF excludes investing cash flows related to mobile spectrum fees.

15    For purposes of calculating our average tenor, total third-party debt excludes vendor financing, certain debt obligations that we assumed in connection with various acquisitions, debt collateralized by certain trade receivables of Telenet and Formula E and liabilities related to Telenet's acquisition of mobile spectrum licenses. The percentage of debt not due until 2030 or thereafter includes all of these amounts.
16    Liquidity refers to cash and cash equivalents and investments held under separately managed accounts plus the maximum undrawn commitments under subsidiary borrowing facilities, without regard to covenant compliance calculations or other conditions precedent to borrowing.
17    Our aggregate unused borrowing capacity of $1.7 billion represents the availability under the applicable facilities at September 30, 2026 without regard to covenant compliance calculations or other conditions precedent to borrowing. Upon completion of the relevant September 30, 2026 compliance reporting requirements for our credit facilities, and assuming no further changes from quarter-end borrowing levels, we anticipate that the full unused borrowing capacity will be available under each of the respective subsidiary facilities. Our above expectations do not consider any actual or potential changes to our borrowing levels or any amounts loaned or distributed subsequent to September 30, 2026, or the full impact of additional amounts that may be available to borrow, loan or distribute under certain defined baskets within each respective facility.
18    The financial results of VodafoneZiggo do not include the impact of acquisition accounting, which was done at the Liberty Global group level, including a reduction in operating expenses of €16 million ($19 million) related to the write off of costs to obtain contracts.
19    Subject to any interest payments on the shareholder loan.
20    Telenet guidance presented on an IFRS basis. US GAAP guidance for Telenet is broadly the same as their separate IFRS guidance.

Glossary
See Reconciliations section of the Appendix below for applicable non-GAAP reconciliations.
10-Q or 10-K: As used herein, the terms 10-Q and 10-K refer to our most recent quarterly or annual report as filed with the Securities and Exchange Commission on Form 10-Q or Form 10-K, as applicable.
Adjusted EBITDA, Adjusted EBITDA less P&E Additions and Property and Equipment Additions (P&E Additions):
•Adjusted EBITDA: Adjusted EBITDA is the primary measure used by our chief operating decision maker to evaluate segment operating performance and is also a key factor that is used by our internal decision makers to (i) determine how to allocate resources and (ii) evaluate the effectiveness of our management for purposes of annual and other incentive compensation plans. As we use the term, Adjusted EBITDA is defined as net earnings (loss) before net income tax benefit (expense), other non-operating income or expenses, net share of results of affiliates, net gains (losses) on debt extinguishment, net realized and unrealized gains (losses) due to changes in fair values of certain investments, net foreign currency transaction gains (losses), net gains (losses) on derivative instruments, net interest expense, depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items. Other operating items include (a) gains and losses on the disposition of long-lived assets, (b) third-party costs directly associated with successful and unsuccessful acquisitions and dispositions, including legal, advisory and due diligence fees, as applicable, and (c) other acquisition-related items, such as gains and losses on the settlement of contingent consideration. Our internal decision makers believe Adjusted EBITDA is a meaningful measure because it represents a transparent view of our recurring operating performance that is unaffected by our capital structure and allows management to (1) readily view operating trends, (2) perform analytical comparisons and benchmarking between segments and (3) identify strategies to improve operating performance in the different countries in which we operate. We believe our consolidated Adjusted EBITDA measure, which is a non-GAAP measure, is useful to investors because it is one of the bases for comparing our performance with the performance of other companies in the same or similar industries, although our measure may not be directly comparable to similar measures used by other public companies. Adjusted EBITDA of our Liberty Growth and our Liberty Corporate are each non-GAAP measures. These non-GAAP measures should be viewed as measures of operating performance that are a supplement to, and not a substitute for, U.S. GAAP measures of income included in our condensed consolidated statements of operations.
•Adjusted EBITDA less P&E Additions: We define Adjusted EBITDA less P&E Additions, which is a non-GAAP measure, as Adjusted EBITDA less P&E Additions on an accrual basis. Adjusted EBITDA less P&E Additions is a meaningful measure because it provides (i) a transparent view of Adjusted EBITDA that remains after our capital spend, which we believe is important to take into account when evaluating our overall performance and (ii) a comparable view of our performance relative to other telecommunications companies. Our Adjusted EBITDA less P&E Additions measure may differ from how other companies define and apply their definition of similar measures. Adjusted EBITDA less P&E Additions should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, U.S. GAAP measures of income included in our condensed consolidated statements of operations.
•P&E Additions: Includes capital expenditures, including capitalized software, on an accrual basis, amounts financed under vendor financing or finance lease arrangements and other non-cash additions.
Adjusted EBITDA after leases (Adjusted EBITDAaL):
•Adjusted EBITDA after leases (Adjusted EBITDAaL): We define Adjusted EBITDAaL as Adjusted EBITDA as further adjusted to include finance lease related depreciation and interest expense. Our internal decision makers believe Adjusted EBITDAaL is a meaningful measure because it represents a transparent view of our recurring operating performance that includes recurring lease expenses necessary to operate our business. We believe Adjusted EBITDAaL, which is a non-GAAP measure, is useful to investors because it is one of the bases for comparing our performance with the performance of other companies in the same or similar industries, although our measure may not be directly comparable to similar measures used by other public companies. Adjusted EBITDAaL should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, U.S. GAAP measures of income included in our condensed consolidated statements of operations.
•VMO2 Adjusted EBITDAaL less P&E additions (excluding spectrum license additions): VMO2 Adjusted EBITDAaL less P&E additions is a meaningful measure because it reflects (i) underlying operating performance by recognizing the recurring cost of leases within Adjusted EBITDAaL and underlying investment in P&E and (ii) a comparable view of VMO2's performance relative to other telecommunications companies. VMO2's Adjusted EBITDAaL less P&E additions measure may differ from how other companies define and apply their definition of similar measures. Adjusted EBITDAaL less P&E additions should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income, net profit or loss or other IFRS measures of income.

Adjusted Free Cash Flow (Adjusted FCF) & Distributable Cash Flow:
•Adjusted FCF: We define Adjusted FCF as net cash provided by operating activities, plus operating-related vendor financed expenses (which represents an increase in the period to our actual cash available as a result of extending vendor payment terms beyond normal payment terms, which are typically 90 days or less, through non-cash financing activities), less (i) cash payments in the period for capital expenditures, (ii) principal payments on operating- and capital-related amounts financed by vendors and intermediaries (which represents a decrease in the period to our actual cash available as a result of paying amounts to vendors and intermediaries where we previously had extended vendor payments beyond the normal payment terms), and (iii) principal payments on finance leases (which represents a decrease in the period to our actual cash available), each as reported in our condensed consolidated statements of cash flows. Net cash provided by operating activities includes cash paid for third-party costs directly associated with successful and unsuccessful acquisition and dispositions of $9.7 million and $1.1 million during the three months ended September 30, 2026 and 2025, respectively, and $15.7 million and $2.2 million during the nine months ended September 30, 2026 and 2025, respectively.
For purposes of the statements of cash flows, operating-related vendor financing additions represent operating-related expenses financed by an intermediary that are treated as constructive operating cash outflows and constructive financing cash inflows when the intermediary settles the liability with the vendor. When the financing intermediary is paid, a financing cash outflow is recorded in the statements of cash flows. For purposes of Adjusted FCF, we (i) add in the constructive financing cash inflow when the intermediary settles the liability with the vendor as our actual net cash available at that time is not affected and (ii) subsequently deduct the related financing cash outflow when we actually pay the financing intermediary, reflecting the actual reduction to our cash available to service debt or fund new investment opportunities.
•Distributable Cash Flow: We define Distributable Cash Flow as Adjusted FCF plus any dividends received from our equity affiliates that are funded by activities outside of their normal course of operations, including, for example, those funded by recapitalizations (referred to as “Other Affiliate Dividends”).
•VodafoneZiggo Adjusted FCF: VodafoneZiggo defines Adjusted FCF as net cash provided by operating activities, plus (i) operating-related vendor financed expenses (which represents an increase in the period to actual cash available as a result of extending vendor payment terms beyond normal payment terms, which are typically 90 days or less, through non-cash financing activities) and (ii) interest payments on shareholder loans, less (a) cash payments in the period for capital expenditures (excluding spectrum payments), (b) principal payments on operating- and capital-related amounts financed by vendors and intermediaries (which represents a decrease in the period to actual cash available as a result of paying amounts to vendors and intermediaries where we previously had extended vendor payments beyond the normal payment terms), and (c) principal payments on finance leases (which represents a decrease in the period to actual cash available).
We believe our presentation of Adjusted FCF, Distributable Cash Flow and VodafoneZiggo Adjusted FCF, each of which is a non-GAAP measure, provides useful information to our investors because these measures can be used to gauge our ability to (i) service debt and (ii) fund new investment opportunities after consideration of all actual cash payments related to our working capital activities and expenses that are capital in nature, whether paid inside normal vendor payment terms or paid later outside normal vendor payment terms (in which case we typically pay in less than 365 days). Adjusted FCF, Distributable Cash Flow and VodafoneZiggo Adjusted FCF should not be understood to represent our ability to fund discretionary amounts, as we have various mandatory and contractual obligations, including debt repayments, that are not deducted to arrive at these amounts. Investors should view Adjusted FCF, Distributable Cash Flow and VodafoneZiggo Adjusted FCF as supplements to, and not substitutes for, U.S. GAAP measures of liquidity included in our condensed consolidated statements of cash flows. Further, our Adjusted FCF, Distributable Cash Flow and VodafoneZiggo Adjusted FCF may differ from how other companies define and apply their definition of Adjusted FCF or other similar measures.
ARPU: Average Revenue Per Unit is the average monthly subscription revenue per average fixed customer relationship or mobile subscriber, as applicable. ARPU per average fixed-line customer relationship is calculated by dividing the average monthly subscription revenue from residential fixed and SOHO services by the average number of fixed-line customer relationships for the period. ARPU per average mobile subscriber is calculated by dividing mobile subscription revenue for the indicated period by the average number of mobile subscribers for the period. Unless otherwise indicated, ARPU per fixed customer relationship or mobile subscriber is not adjusted for currency impacts. ARPU per RGU refers to average monthly revenue per average RGU, which is calculated by dividing the average monthly subscription revenue from residential and SOHO services for the indicated period, by the average number of the applicable RGUs for the period. Unless otherwise noted, ARPU in this release is considered to be ARPU per average fixed customer relationship or mobile subscriber, as applicable. Fixed-line customer relationships, mobile subscribers and RGUs of entities acquired during the period are normalized. In addition, for purposes of calculating the percentage change in ARPU on a rebased basis, which is a non-GAAP measure, we adjust the prior-year subscription revenue, fixed-line customer relationships, mobile subscribers and RGUs, as applicable, to reflect acquisitions, dispositions and FX on a comparable basis with the current year, consistent with how we calculate our rebased growth for revenue and Adjusted EBITDA, as further described in the body of this release.
ARPU per Consumer Postpaid Mobile Subscriber: Our ARPU per consumer postpaid mobile subscriber calculation refers to the average monthly postpaid mobile subscription revenue per average consumer postpaid mobile subscriber and is calculated by dividing the average monthly postpaid mobile subscription revenue (excluding handset sales and late fees) for the indicated period, by the monthly average of the opening and closing balances of consumer postpaid mobile subscribers in service for the period.
Blended, fully-swapped debt borrowing cost (or WACD): The weighted average interest rate on our aggregate variable- and fixed-rate indebtedness (excluding finance leases and including vendor financing obligations), including the effects of derivative instruments, original issue premiums or discounts and commitment fees, but excluding the impact of financing costs. The weighted average interest rate calculation includes principal amounts outstanding associated with all of our secured and unsecured borrowings.
Broadband Subscriber: A home, residential multiple dwelling unit or commercial unit that receives internet services over our networks, or that we service through a partner network.

B2B: Business-to-Business.
Costs to capture: Costs to capture generally include incremental, third-party operating and capital related costs that are directly associated with integration activities, restructuring activities and certain other costs associated with aligning an acquiree to our business processes to derive synergies. These costs are necessary to combine the operations of a business being acquired (or joint venture being formed) with ours or are incidental to the acquisition. As a result, costs to capture may include certain (i) operating costs that are included in Adjusted EBITDA, (ii) capital-related costs that are included in property and equipment additions and Adjusted EBITDA less P&E Additions and (iii) certain integration-related restructuring expenses that are not included within Adjusted EBITDA or Adjusted EBITDA less P&E Additions. Given the achievement of synergies occurs over time, certain of our costs to capture are recurring by nature, and generally incurred within a few years of completing the transaction.
Customer Churn: The rate at which customers relinquish their subscriptions. The annual rolling average basis is calculated by dividing the number of disconnects during the preceding 12 months by the average number of customer relationships. For the purpose of computing churn, a disconnect is deemed to have occurred if the customer no longer receives any level of service from us and is required to return our equipment. A partial product downgrade, typically used to encourage customers to pay an outstanding bill and avoid complete service disconnection, is not considered to be disconnected for purposes of our churn calculations. Customers who move within our footprint and upgrades and downgrades between services are also excluded from the disconnect figures used in the churn calculation.
Fixed-Line Customer Relationships: The number of customers who receive at least one of our broadband, video or telephony services that we count as RGUs, without regard to which or to how many services they subscribe. Fixed-Line Customer Relationships generally are counted on a unique premises basis. Accordingly, if an individual receives our services in two premises (e.g., a primary home and a vacation home), that individual generally will count as two Fixed-Line Customer Relationships. We exclude mobile-only customers from Fixed-Line Customer Relationships.
Fixed-Mobile Convergence (FMC): Fixed-mobile convergence penetration represents the number of customers who subscribe to both a fixed broadband service and postpaid mobile telephony service, divided by the total number of customers who subscribe to our fixed broadband service.
Homes Passed: Homes, residential multiple dwelling units or commercial units that can be connected to our networks without materially extending the distribution plant. Certain of our Homes Passed counts are based on census data that can change based on either revisions to the data or from new census results.
Homes Serviceable: As defined by VMO2, this includes homes, residential multiple dwelling units or commercial units that can be connected to VMO2's networks that are technologically capable of providing two-way services (including broadband, video and telephony services) or partner networks with which VMO2 has a service agreement, where customers can request and receive services, without materially extending the distribution plant. Certain of VMO2's Homes Serviceable counts are based on census data that can change based on either revisions to the data or from new census results.
Liberty Growth: Represents certain investments in technology, media, sports and digital infrastructure companies, as well as our operational and finance services platform (Liberty Blume) that generates revenue by providing services to various third parties and affiliates, that we view as scalable businesses. Our Liberty Growth strategic platform is included in the "all other category" in the 10-Q.
Liberty Corporate: Includes our technology, services and certain corporate activities. Liberty Corporate is included in the “all other category” in the 10-Q.
Mobile Subscriber Count: For residential and business subscribers, the number of active SIM cards in service rather than services provided. For example, if a mobile subscriber has both a data and voice plan on a smartphone this would equate to one mobile subscriber. Alternatively, a subscriber who has a voice and data plan for a mobile handset and a data plan for a laptop would be counted as two mobile subscribers. In a number of countries, our mobile subscribers receive mobile services pursuant to prepaid contracts. Customers who do not pay a recurring monthly fee are excluded from our mobile telephony subscriber counts after periods of inactivity ranging from 30 to 90 days, based on industry standards within the respective country. Prepaid mobile customers are excluded from the VMO2 JV's and the VodafoneZiggo JV's mobile subscriber counts after a period of inactivity of three months and nine months, respectively.
MVNO: Mobile Virtual Network Operator.
RGU: A Revenue Generating Unit is separately a Broadband Subscriber, Video Subscriber or Telephony Subscriber. A home, residential multiple dwelling unit or commercial unit may contain one or more RGUs. For example, if a residential customer subscribed to our broadband service, video service and fixed-line telephony service, the customer would constitute three RGUs. Total RGUs is the sum of Broadband, Video and Telephony Subscribers. RGUs generally are counted on a unique premises basis such that a given premise does not count as more than one RGU for any given service. On the other hand, if an individual receives one of our services in two premises (e.g., a primary home and a vacation home), that individual will count as two RGUs for that service. Each bundled broadband, video or telephony service is counted as a separate RGU regardless of the nature of any bundling discount or promotion. Non-paying subscribers are counted as subscribers during their free promotional service period. Some of these subscribers may choose to disconnect after their free service period. Services offered without charge on a long-term basis (e.g., VIP subscribers or free service to employees) generally are not counted as RGUs. We do not include subscriptions to mobile services in our externally reported RGU counts. In this regard, our RGU counts exclude our separately reported postpaid and prepaid mobile subscribers.
SIM: Subscriber Identification Module.
SOHO: Small or Home Office Subscribers.
Tech Framework: Our centrally-managed technology and innovation function (our T&I Function) provides, and allocates charges for, certain products and services to our consolidated reportable segments (the Tech Framework). These products and services include CPE hardware and related essential software, maintenance, hosting and other services. Our consolidated reportable segments capitalize the combined cost of the CPE hardware and essential software as property and equipment additions and the corresponding amounts charged by our T&I Function are reflected as revenue when earned.
Telephony Subscriber: A home, residential multiple dwelling unit or commercial unit that receives voice services over our networks, or that we service through a partner network. Telephony Subscribers exclude mobile telephony subscribers.
Video Subscriber: A home, residential multiple dwelling unit or commercial unit that receives our video service over our broadband network or through a partner network.

Non-GAAP Reconciliations
VMO2

Adjusted EBITDA, P&E Additions, Adjusted EBITDA less P&E Additions

The following table provides U.S. GAAP to IFRS reconciliations of VMO2's Adjusted EBITDA, P&E Additions and Adjusted EBITDA less P&E Additions for the indicated periods.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	in millions

Revenue:
U.S. GAAP revenue	£2,426.7	£2,549.3	£7,215.7	£7,556.2
Rebase adjustments(i)	—	24.4	—	177.9
U.S. GAAP rebased revenue	2,426.7	2,573.7	7,215.7	7,734.1
U.S. GAAP/IFRS adjustments	—	—	—	—
IFRS rebased revenue	2,426.7	2,573.7	7,215.7	7,734.1
Rebase adjustments(i)	—	(24.4)	—	(177.9)
IFRS Revenue	£2,426.7	£2,549.3	£7,215.7	£7,556.2

Adjusted EBITDA:
U.S. GAAP Adjusted EBITDA	£898.3	£928.8	£2,587.2	£2,658.7
Rebase adjustments(i)	—	5.7	—	45.7
U.S. GAAP rebased Adjusted EBITDA	898.3	934.5	2,587.2	2,704.4
U.S. GAAP/IFRS adjustments(ii)	96.9	87.0	284.9	255.4
IFRS rebased Adjusted EBITDA	995.2	1,021.5	2,872.1	2,959.8
Rebase adjustments(i)	—	(5.7)	—	(45.7)
IFRS Adjusted EBITDA	995.2	1,015.8	2,872.1	2,914.1
Finance lease adjustments	(62.9)	(58.8)	(204.4)	(175.8)
IFRS Adjusted EBITDAaL	932.3	957.0	2,667.7	2,738.3
Rebase adjustments(i)	—	4.6	—	42.4
Rebased IFRS Adjusted EBITDAaL	£932.3	£961.6	£2,667.7	£2,780.7

P&E Additions:
U.S. GAAP P&E Additions	£509.1	£480.0	£1,384.4	£1,456.2
Rebase adjustments(i)	—	0.8	—	6.0
U.S. GAAP rebased P&E additions	509.1	480.8	1,384.4	1,462.2
U.S. GAAP/IFRS adjustments(ii)	65.6	80.2	205.4	203.9
IFRS rebased P&E additions	574.7	561.0	1,589.8	1,666.1
Rebase adjustments(i)	—	(0.8)	—	(6.0)
IFRS Total P&E Additions	574.7	560.2	1,589.8	1,660.1
Less: ROU assets	(43.8)	(32.5)	(108.2)	(101.4)
IFRS P&E Additions (excluding ROU assets)	£530.9	£527.7	£1,481.6	£1,558.7

Adjusted EBITDAaL less P&E Additions:
IFRS Adjusted EBITDAaL less P&E Additions	£401.4	£429.3	£1,186.1	£1,179.6
Rebase adjustments(i)	—	3.8	—	36.4
Rebased IFRS Adjusted EBITDAaL less P&E Additions	£401.4	£433.1	£1,186.1	£1,216.0
_______________

(i)Rebase adjustments relate to the impact of the Daisy Transaction.
(ii)U.S. GAAP/IFRS differences primarily relate to (a) the VMO2 JV's investment in Cornerstone and (b) leases.

Adjusted FCF

The following table provides a reconciliation of VMO2's U.S. GAAP net cash provided by operating activities to IFRS Adjusted FCF for the indicated periods.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

U.S. GAAP:
Net cash provided by operating activities	£556.5	£948.4	£1,544.1	£1,599.6
Operating-related vendor financing additions	970.5	959.9	2,660.4	2,266.1
Cash capital expenditures, net	(204.8)	(198.5)	(576.8)	(652.1)
Principal payments on operating-related vendor financing	(1,105.1)	(1,086.7)	(2,974.6)	(2,730.9)
Principal payments on capital-related vendor financing	(414.6)	(279.9)	(1,132.7)	(905.6)
Principal payments on finance leases	2.0	(0.4)	(1.7)	(1.6)
U.S. GAAP Adjusted FCF	(195.5)	342.8	(481.3)	(424.5)

IFRS:
U.S. GAAP/IFRS adjustments(i)	(1.8)	27.0	47.5	67.2
IFRS Adjusted FCF	£(197.3)	£369.8	£(433.8)	£(357.3)
_______________

(i)U.S. GAAP/IFRS differences relate to the VMO2 JV's investment in Cornerstone and restricted cash.

VodafoneZiggo

Adjusted EBITDA and Adjusted EBITDA less P&E Additions

A reconciliation of consolidated net earnings (loss) to consolidated Adjusted EBITDA less P&E Additions is presented in the following table:

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Net earnings (loss)	$1.5	$(33.4)	$(138.3)	$(224.8)
Income tax expense (benefit)	25.8	(45.4)	5.4	(103.3)
Other income, net	—	(1.0)	(0.6)	(2.7)
Share of results of affiliates	—	0.5	—	0.5
Losses (gains) on debt extinguishment, net	—	(1.7)	—	3.0
Foreign currency transaction losses (gains), net	31.7	3.8	161.4	(719.9)
Realized and unrealized losses (gains) on derivative instruments, net	(142.8)	(51.6)	(277.4)	585.7
Interest expense	194.6	194.1	570.8	573.9
Operating income	110.8	65.3	321.3	112.4
Impairment, restructuring and other operating items, net	10.8	5.7	28.1	59.1
Depreciation and amortization	357.4	451.2	1,081.7	1,310.5
Share-based compensation expense	0.1	—	0.2	—
Consolidated Adjusted EBITDA (in USD)	$479.1	$522.2	$1,431.3	$1,482.0
USD to EUR FX Impact	(62.9)	(75.0)	(199.1)	(157.1)
Consolidated Adjusted EBITDA (in EUR)	€416.2	€447.2	€1,232.2	€1,324.9

Consolidated Adjusted EBITDA (in USD)	$479.1	$522.2	$1,431.3	$1,482.0
P&E Additions	(269.1)	(238.4)	(775.3)	(673.5)
Consolidated Adjusted EBITDA less P&E Additions (in USD)	$210.0	$283.8	$656.0	$808.5
USD to EUR FX Impact	(27.4)	(40.9)	(91.2)	(85.7)
Consolidated Adjusted EBITDA less P&E Additions (in EUR)	€182.6	€242.9	€564.8	€722.8

Adjusted FCF

The following table provides a reconciliation of VodafoneZiggo's net cash provided by operating activities to Adjusted FCF for the indicated periods.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Net cash provided by operating activities	€265.8	€277.4	€647.8	€674.5
Operating-related vendor financing additions (i)	188.0	183.7	571.9	575.0
Interest payments on shareholder loans	25.4	25.7	76.1	76.4
Cash capital expenditures, net (i)	(96.2)	(108.7)	(363.1)	(312.5)
Principal payments on operating-related vendor financing (i)	(202.0)	(177.4)	(593.1)	(519.7)
Principal payments on capital-related vendor financing (i)	(117.3)	(115.3)	(345.2)	(390.7)
Principal payments on finance leases	(2.7)	(2.6)	(8.2)	(7.5)
Adjusted FCF	€61.0	€82.8	€(13.8)	€95.5
_______________

(i)Certain vendor financing amounts have been restated in the prior period for immaterial errors. This had no impact on VodafoneZiggo's Adjusted Free Cash Flow or prior period covenants.

Telenet

Adjusted EBITDA, Adjusted EBITDAaL, P&E Additions, Adjusted EBITDA less P&E Additions

A reconciliation of Telenet net earnings (loss) to Telenet Adjusted EBITDA less P&E Additions and Telenet Adjusted EBITDAaL is presented in the following table:

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Net earnings (loss)	$2.7	$(14.2)	$(49.6)	$(41.5)
Income tax expense (benefit)	13.7	(0.4)	18.7	(103.2)
Other income, net	(8.2)	(26.4)	(53.4)	(71.9)
Share of results of affiliates, net	(0.8)	(0.8)	(5.1)	(0.1)
Foreign currency transaction losses (gains), net	(0.6)	2.2	91.1	(423.3)
Realized and unrealized losses (gains) on derivative instruments, net	(67.7)	(34.0)	(211.1)	402.4
Interest expense	74.3	103.1	266.0	309.8
Operating income	13.4	29.5	56.6	72.2
Impairment, restructuring and other operating items, net	6.2	6.9	18.7	22.7
Depreciation and amortization	153.3	156.6	469.2	428.1
Share-based compensation expense	7.9	5.1	17.2	16.0
Telenet U.S. GAAP Adjusted EBITDA (in USD)	$180.8	$198.1	$561.7	$539.0
USD to EUR FX Impact	(23.7)	(28.5)	(78.2)	(57.9)
Telenet U.S. GAAP Adjusted EBITDA (in EUR)	€157.1	€169.6	€483.5	€481.1

Telenet U.S. GAAP Adjusted EBITDA (in USD)	$180.8	$198.1	$561.7	$539.0
P&E Additions	(98.9)	(151.7)	(325.4)	(420.2)
Telenet U.S. GAAP Adjusted EBITDA less P&E Additions (in USD)	$81.9	$46.4	$236.3	$118.8
USD to EUR FX Impact	(10.7)	(6.7)	(32.8)	(12.9)
Telenet U.S. GAAP Adjusted EBITDA less P&E Additions (in EUR)	€71.2	€39.7	€203.5	€105.9

Telenet U.S. GAAP Adjusted EBITDA (in USD)	$180.8	$198.1	$561.7	$539.0
Finance lease adjustments	(0.3)	0.2	0.1	0.3
Telenet U.S. GAAP Adjusted EBITDAaL (in USD)	$180.5	$198.3	$561.8	$539.3
USD to EUR FX Impact	(23.6)	(28.5)	(78.2)	(57.9)
Telenet U.S. GAAP Adjusted EBITDAaL (in EUR)	€156.9	€169.8	€483.6	€481.4

The following table provides U.S. GAAP to IFRS reconciliations of Telenet's Adjusted EBITDA, Adjusted EBITDAaL, P&E Additions and Adjusted EBITDA less P&E Additions for the indicated periods.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	in millions

Revenue:
U.S. GAAP revenue	€649.5	€672.6	€1,945.8	€2,070.5
Rebase adjustments(i)	—	(32.4)	—	(125.2)
U.S. GAAP rebased revenue	649.5	640.2	1,945.8	1,945.3
U.S. GAAP/IFRS adjustments(ii)	—	—	11.3	—
IFRS rebased revenue	649.5	640.2	1,957.1	1,945.3
Rebase adjustments(i)	—	32.4		125.2
IFRS revenue	€649.5	€672.6	€1,957.1	€2,070.5

Adjusted EBITDA:
U.S. GAAP Adjusted EBITDA	€157.1	€169.6	€483.5	€481.1
Rebase adjustments(i)	—	(1.3)	—	(7.6)
U.S. GAAP rebased Adjusted EBITDA	157.1	168.3	483.5	473.5
U.S. GAAP/IFRS adjustments(ii)	42.1	37.4	131.8	117.4
IFRS rebased Adjusted EBITDA	199.2	205.7	615.3	590.9
Rebase adjustments(i)	—	1.3	—	7.6
IFRS Adjusted EBITDA	€199.2	€207.0	€615.3	€598.5

Adjusted EBITDAaL:
U.S. GAAP Adjusted EBITDAaL	€156.9	€169.8	€483.6	€481.4
Rebase adjustments(i)	—	(0.4)	—	(6.8)
U.S. GAAP rebased Adjusted EBITDAaL	156.9	169.4	483.6	474.6
U.S. GAAP/IFRS adjustments(ii)	23.5	18.6	75.0	61.1
IFRS rebased Adjusted EBITDAaL	180.4	188.0	558.6	535.7
Rebase adjustments(i)	—	0.4	—	6.8
IFRS Adjusted EBITDAaL	€180.4	€188.4	€558.6	€542.5

P&E Additions:
U.S. GAAP P&E Additions	€85.9	€129.9	€280.0	€375.2
Rebase adjustments(i)	—	(0.2)	—	(0.5)
U.S. GAAP rebased P&E Additions	85.9	129.7	280.0	374.7
U.S. GAAP/IFRS adjustments(ii)	26.1	25.6	51.9	113.3
IFRS rebased P&E Additions	112.0	155.3	331.9	488.0
Rebase adjustments(i)	—	0.2	—	0.5
IFRS P&E Additions	€112.0	€155.5	€331.9	€488.5

Adjusted EBITDA less P&E Additions:
U.S. GAAP Adjusted EBITDA less P&E Additions	€71.2	€39.7	€203.5	€105.9
Rebase adjustments(i)	—	(1.1)	—	(7.1)
U.S. GAAP rebased Adjusted EBITDA less P&E Additions	71.2	38.6	203.5	98.8
U.S. GAAP/IFRS adjustments(ii)	16.0	11.8	79.9	4.1
IFRS rebased Adjusted EBITDA less P&E Additions	87.2	50.4	283.4	102.9
Rebase adjustments(i)	—	1.1	—	7.1
IFRS Adjusted EBITDA less P&E Additions	€87.2	€51.5	€283.4	€110.0
_______________

(i)Rebase adjustments relate to the disposal of certain entities at Telenet.
(ii)U.S. GAAP/IFRS differences primarily relate to (a) the treatment of sports and film broadcasting rights and (b) leases. Furthermore, the 2026 nine month period includes the differing treatment of a VAT copyright dispute, which did not have an impact under IFRS.

Adjusted EBITDAaL

The following table provides a reconciliation of Telenet's U.S. GAAP Adjusted EBITDA to Adjusted EBITDAaL for the indicated periods.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	in millions

U.S. GAAP Adjusted EBITDA	€157.1	€169.6	€483.5	€481.1
Finance lease adjustments	(0.2)	0.2	0.1	0.3
U.S. GAAP Adjusted EBITDAaL	€156.9	€169.8	€483.6	€481.4

Adjusted FCF

The following table provides a reconciliation of Telenet's U.S. GAAP net cash provided by operating activities to IFRS Adjusted FCF for the indicated periods.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

U.S. GAAP:
Net cash provided by operating activities	€71.2	€130.9	€337.2	€372.9
Operating-related vendor financing additions	91.1	85.6	254.1	223.8
Cash capital expenditures, net	(27.4)	(100.5)	(217.2)	(330.1)
Principal payments on operating-related vendor financing	(69.3)	(104.1)	(232.9)	(265.6)
Principal payments on capital-related vendor financing	(17.4)	(17.2)	(67.4)	(44.5)
Principal payments on finance leases	(0.3)	(0.3)	(0.8)	(0.8)
U.S. GAAP Adjusted FCF	47.9	(5.6)	73.0	(44.3)

IFRS:
U.S. GAAP/IFRS adjustments	—	—	—	—
IFRS Adjusted FCF	€47.9	€(5.6)	€73.0	€(44.3)

Wyre

Adjusted EBITDA, Adjusted EBITDAaL, P&E Additions, Adjusted EBITDA less P&E Additions

The following table provides U.S. GAAP to IFRS reconciliations of Wyre's Adjusted EBITDA, Adjusted EBITDAaL, P&E Additions and Adjusted EBITDA less P&E Additions for the indicated periods.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	in millions

Adjusted EBITDA:
U.S. GAAP Adjusted EBITDA	€120.7	€137.4	€374.3	€410.1
U.S. GAAP/IFRS adjustments(i)	0.5	0.6	2.0	1.7
IFRS Adjusted EBITDA	€121.2	€138.0	€376.3	€411.8

Adjusted EBITDAaL:
U.S. GAAP Adjusted EBITDAaL	€119.7	€137.0	€370.6	€409.1
U.S. GAAP/IFRS adjustments(i)	—	0.1	—	—
IFRS Adjusted EBITDAaL	€119.7	€137.1	€370.6	€409.1

P&E Additions:
U.S. GAAP P&E Additions	€156.5	€83.7	€507.7	€309.4
U.S. GAAP/IFRS adjustments(i)	0.1	0.1	8.2	1.8
IFRS P&E Additions	€156.6	€83.8	€515.9	€311.2

Adjusted EBITDA less P&E Additions:
U.S. GAAP Adjusted EBITDA less P&E Additions	€(35.8)	€53.7	€(133.4)	€100.7
U.S. GAAP/IFRS adjustments(i)	0.4	0.5	(6.2)	(0.1)
IFRS Adjusted EBITDA less P&E Additions	€(35.4)	€54.2	€(139.6)	€100.6
_______________

(i)U.S. GAAP/IFRS differences primarily relate to (a) the treatment of sports and film broadcasting rights and (b) leases.

Adjusted EBITDAaL

The following table provides a reconciliation of Wyre's U.S. GAAP Adjusted EBITDA to Adjusted EBITDAaL for the indicated periods.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	in millions

U.S. GAAP Adjusted EBITDA	€120.7	€137.4	€374.3	€410.1
Finance lease adjustments	(1.0)	(0.4)	(3.7)	(1.0)
U.S. GAAP Adjusted EBITDAaL	€119.7	€137.0	€370.6	€409.1

Adjusted FCF

The following table provides a reconciliation of Wyre's U.S. GAAP net cash provided by operating activities to IFRS Adjusted FCF for the indicated periods.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

U.S. GAAP:
Net cash provided by operating activities	€59.1	€99.8	€208.3	€287.3
Operating-related vendor financing additions	—	—	—	—
Cash capital expenditures, net	(176.8)	(130.3)	(491.2)	(316.7)
Principal payments on operating-related vendor financing	—	—	—	—
Principal payments on capital-related vendor financing	—	—	—	—
Principal payments on finance leases	—	—	—	—
U.S. GAAP Adjusted FCF	(117.7)	(30.5)	(282.9)	(29.4)

IFRS:
U.S. GAAP/IFRS adjustments	—	—	—	—
IFRS Adjusted FCF	€(117.7)	€(30.5)	€(282.9)	€(29.4)

VM Ireland

Adjusted FCF

The following table provides a reconciliation of VM Ireland's net cash provided by operating activities to Adjusted FCF for the indicated periods.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Net cash provided by operating activities	€0.3	€12.4	€37.5	€64.5
Operating-related vendor financing additions	—	—	—	—
Cash capital expenditures, net	(33.4)	(50.8)	(112.7)	(144.1)
Principal payments on operating-related vendor financing	—	—	—	—
Principal payments on capital-related vendor financing	—	—	—	—
Principal payments on finance leases	—	—	—	—
Adjusted FCF	€(33.1)	€(38.4)	€(75.2)	€(79.6)

Liberty Global

Adjusted FCF

The following table provides a reconciliation of Liberty Global's net cash provided by operating activities to consolidated Adjusted FCF and Distributable Cash Flow for the indicated periods.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Net cash provided by operating activities	$605.7	$301.8	$944.2	$580.2
Operating-related vendor financing additions	253.2	100.0	443.2	251.6
Cash capital expenditures, net	(420.9)	(342.9)	(1,166.4)	(905.5)
Principal payments on operating-related vendor financing	(248.1)	(121.6)	(439.6)	(298.2)
Principal payments on capital-related vendor financing	(103.0)	(20.2)	(160.5)	(50.6)
Principal payments on finance leases	(5.2)	(1.6)	(8.9)	(4.4)
Adjusted FCF	81.7	(84.5)	(388.0)	(426.9)
Other affiliate dividends	—	—	—	—
Distributable Cash Flow	$81.7	$(84.5)	$(388.0)	$(426.9)

Adjusted EBITDA, P&E Additions, Adjusted EBITDA less P&E Additions

A reconciliation of consolidated net earnings (loss) to consolidated Adjusted EBITDA less P&E Additions is presented in the following table:

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Net earnings (loss)	$547.7	$(83.4)	$548.1	$(4,180.5)
Income tax benefit	(652.3)	(46.9)	(454.1)	(116.0)
Other income, net	(16.0)	(16.3)	(57.8)	(59.9)
Gain associated with the VodafoneZiggo Acquisition	(121.6)	—	(121.6)	—
Share of results of affiliates, net	191.2	43.3	502.8	455.9
Realized and unrealized losses (gains) due to changes in fair values of certain investments, net	24.9	(64.4)	(188.3)	(175.5)
Foreign currency transaction losses (gains), net	59.6	(10.0)	(248.0)	3,160.9
Realized and unrealized losses (gains) on derivative instruments, net	(325.8)	46.4	(476.2)	617.1
Interest expense	274.2	123.3	503.8	380.3
Operating income (expense)	(18.1)	(8.0)	8.7	82.3
Impairment, restructuring and other operating items, net	34.2	22.0	90.5	25.8
Depreciation and amortization	528.8	275.9	1,056.1	758.9
Share-based compensation expense	57.7	46.6	138.7	129.4
Consolidated Adjusted EBITDA	602.6	336.5	1,294.0	996.4
P&E Additions	(524.4)	(327.6)	(1,317.0)	(938.4)
Consolidated Adjusted EBITDA less P&E Additions	$78.2	$8.9	$(23.0)	$58.0

A reconciliation of Liberty Growth net loss to Adjusted EBITDA less P&E Additions is presented in the following table. Liberty Growth does not meet the reportable segment quantitative thresholds and is included in the "all other category" in the 10-Q.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Net loss	$(84.8)	$(49.7)	$(184.1)	$(100.2)
Income tax benefit	(4.5)	(13.3)	(5.3)	(25.2)
Other expense (income), net	(2.1)	1.9	(3.4)	4.8
Share of results of affiliates, net	(0.4)	—	(0.4)	(0.1)
Foreign currency transaction losses (gains), net	(0.6)	1.0	(0.2)	3.1
Realized and unrealized losses (gains) on derivative instruments, net	(9.1)	0.6	(8.0)	2.1
Interest expense	23.2	11.4	50.0	28.0
Operating loss	(78.3)	(48.1)	(151.4)	(87.5)
Impairment, restructuring and other operating items, net	1.7	7.1	20.6	16.0
Depreciation and amortization	14.9	17.2	40.9	42.5
Share-based compensation expense	2.8	0.8	7.3	3.1
Liberty Growth Adjusted EBITDA	(58.9)	(23.0)	(82.6)	(25.9)
P&E Additions	(35.4)	(20.9)	(119.7)	(30.8)
Liberty Growth Adjusted EBITDA less P&E Additions	$(94.3)	$(43.9)	$(202.3)	$(56.7)

A reconciliation of Liberty Corporate net loss to Adjusted EBITDA less P&E Additions is presented in the following table. Liberty Corporate does not meet the reportable segment quantitative thresholds and is included in the "all other category" in the 10-Q.

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
	in millions

Net loss	$(119.9)	$(69.4)	$(31.2)	$(4,176.0)
Income tax expense (benefit)	7.3	(55.2)	166.7	(48.6)
Other income, net	(41.3)	(24.3)	(101.8)	(84.5)
Gain associated with the VodafoneZiggo Acquisition	(121.6)	—	(121.6)	—
Share of results of affiliates, net	192.4	44.2	508.3	456.2
Realized and unrealized losses (gains) due to changes in fair values of certain investments, net	24.9	(64.4)	(188.3)	(175.5)
Foreign currency transaction losses (gains), net	(3.4)	(12.9)	(403.2)	3,581.3
Realized and unrealized losses on derivative instruments, net	—	83.6	0.4	215.6
Interest expense	3.1	4.6	6.1	27.4
Operating loss	(58.5)	(93.8)	(164.6)	(204.1)
Impairment, restructuring and other operating items, net	14.6	6.9	19.0	(17.1)
Depreciation and amortization	7.2	16.6	25.0	48.7
Share-based compensation expense	44.9	39.1	108.5	106.0
Liberty Corporate Adjusted EBITDA	8.2	(31.2)	(12.1)	(66.5)
P&E Additions	(2.1)	(4.9)	(10.2)	(11.5)
Liberty Corporate Adjusted EBITDA less P&E Additions	$6.1	$(36.1)	$(22.3)	$(78.0)